UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Schedule 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )
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Notice of Annual Meeting of Shareholders and Proxy Statement

May 13, 2026

700 US Highway 202/206
Bridgewater, New Jersey 08807

Our Year in Review

At Insmed, we go further where it matters most, striving to understand the experiences of those living with serious diseases as we work to deliver true change. In a standout year, we're proud of all that we accomplished—both in our business and in how we showed up for patients, our communities, and each other. Here's a snapshot of what we achieved in 2025.

BRINSUPRI® (brensocatib) approved by U.S. Food and Drug Administration and European Commission for the treatment of patients ages 12 and older with NCFB

Reported full-year 2025 **BRINSUPRI** revenues of **$172.7 million,** demonstrating strong early launch

Reported full-year 2025 **ARIKAYCE® (amikacin liposome inhalation suspension)** revenues of **$433.8 million,** exceeding upper end of guidance range

Reported **positive topline data from Phase 2b study** of TPIP in patients with PAH and **initiated Phase 3 study** of TPIP in patients with PH-ILD

Reached nearly **1,700** employees by the end of 2025

Named **No. 1 *Science* Top Employer** for fifth year in a row

Initiated **Phase 1 ASCEND study of INS1201**, an intrathecally delivered gene therapy for patients with DMD

Submitted **IND application for INS1202**, a gene therapy for the treatment of ALS

Certified as a **U.S. Great Place to Work** for fifth year in a row

ASPEN data published in the *New England Journal of Medicine*

Recognized as one of **BioSpace's 2025 Best Places to Work**

Acquired INS1148, a monoclonal antibody targeting Stem Cell Factor 248 that we plan to **advance into Phase 2 development** in ILD and asthma

INSMED INCORPORATED 700 US HIGHWAY 202/206 BRIDGEWATER, NEW JERSEY 08807 (908) 977-9900

Notice of Annual Meeting of Shareholders to be Held on May 13, 2026
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Insmed Incorporated (“Insmed”) will be held virtually via the Internet at www.virtualshareholdermeeting.com/INSM2026, on May 13, 2026, at 9:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the following purposes:
1.To elect two Class II directors, Elizabeth McKee Anderson and Clarissa Desjardins, Ph.D., to serve until the 2029 Annual Meeting of Shareholders;
2.To conduct an advisory vote on the 2025 compensation of our named executive officers (“NEOs”);
3.To ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2026;
4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Annual Meeting will be a completely virtual meeting of shareholders. Holders of record of shares of Insmed common stock, $0.01 par value per share (the “Common Stock”), at the close of business on March 6, 2026 (the “Record Date”), will be entitled to vote at the Annual Meeting.
Please vote promptly in advance of the Annual Meeting by telephone by dialing 1-800-690-6903, electronically through the Internet by visiting www.proxyvote.com, or by returning a completed proxy card by mail regardless of whether you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may vote even if you already have sent in your proxy. You may not vote your shares at the Annual Meeting unless you enter the 16-digit control number found on your notice, proxy card, or other proxy materials.
By Order of the Board
MICHAEL A. SMITH
Corporate Secretary
April 1, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE INSMED INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 13, 2026: The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com. This Proxy Statement is first being furnished to shareholders on or about April 1, 2026.

2026 Proxy Statement	i

In this Proxy Statement, we use the words “Insmed Incorporated” to refer to Insmed Incorporated, a Virginia corporation, and we use the words “Company,” “Insmed,” “we,” “us,” and “our” to refer to Insmed Incorporated and its consolidated subsidiaries. Insmed, ARIKAYCE, and BRINSUPRI are trademarks of Insmed Incorporated. This Proxy Statement also contains trademarks of third parties. Each trademark of another company appearing in this Proxy Statement is the property of its owner. Various statements in this Proxy Statement are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. We may not actually achieve the results, plans, intentions or expectations indicated by our forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect our business, please see the factors discussed in Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent filings we make with the Securities and Exchange Commission (the “SEC”). We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this Proxy Statement. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Proxy Summary

MEETING INFORMATION

Date and Time May 13, 2026, 9:00 a.m. Eastern Time	Record Date Close of business on March 6, 2026	Location The Annual Meeting will be held in a virtual format only, at www.virtualshareholdermeeting.com/INSM2026.

WAYS TO VOTE

Vote online Vote at www.virtualshareholdermeeting.com/INSM2026 in advance of the meeting.	By telephone Use the telephone number shown on your proxy card.

By mail If you received a proxy card, mark your voting instructions on the card and sign, date, and return it in the postage-paid envelope provided.
At the meeting
To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/INSM2026 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.

VOTING RECOMMENDATION

Items of Business		Board Recommendation	Page

1	Election of Class II Directors	FOR ALL	2
2	Advisory Vote on the 2025 Compensation of our Named Executive Officers	FOR	26
3	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	64

2026 Proxy Statement	1

PROPOSAL NO. 1
Election of Class II Directors
Our Amended and Restated Bylaws currently provide that the number of directors constituting our Board will be designated by a resolution of the Board, provided that in no event will the size of the Board exceed 12 directors, consistent with the limitation in our Articles of Incorporation. Our Board has adopted resolutions providing for up to eight directors following the Annual Meeting. The directors are divided into three classes—Class I, Class II, and Class III. Each class of directors serves for three years on a staggered term basis, and the term of our Class II directors will expire at the Annual Meeting. Accordingly, the Board has nominated Elizabeth McKee Anderson and Clarissa Desjardins, Ph.D., for election as Class II directors. David W.J. McGirr, who is currently serving as a Class II director, previously notified the Board that he would not stand for re-election at the Annual Meeting. The Board thanks Mr. McGirr for his years of dedicated service to the Company.
Each of the nominees was recommended for election by the Nominations and Governance Committee, and such recommendation was approved by the Board. If elected, the term of office for these nominees will expire at our 2029 Annual Meeting of Shareholders. If one of these bona fide nominees set forth in this Proxy Statement is unable to serve or for good cause will not serve, proxy holders may vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. The information below describes the primary experience, qualifications and skills of our director nominees as well as our other directors.
VOTE REQUIRED FOR ELECTION OF DIRECTOR NOMINEES
Our Class II directors will be elected by a plurality of the votes properly cast on this proposal at the Annual Meeting. Votes withheld and broker non-votes will not have any effect on the outcome of this vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE CLASS II DIRECTOR NOMINEES.

2	2026 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1
DIRECTOR INFORMATION

				Committee Membership

Directors with Terms Expiring	Class	Age	Director Since	Audit	Compensation	Nominations & Governance	Science & Technology

Elizabeth McKee Anderson*	II	68	2018	●		C
Clarissa Desjardins, Ph.D.*	II	59	2019				C
David W.J. McGirr*^	II	71	2013	C
Continuing Directors
David R. Brennan*	III	72	2014		C
Leo Lee*	I	56	2018		●		●
William H. Lewis	I	57	2012
Carol A. Schafer*	III	62	2020	●		●
Melvin Sharoky, M.D.*	III	75	2001			●	●
● = Member C = Committee Chair * = Independent Director ^ Mr. McGirr is not standing for re-election.
Board Attributes (as of March 6, 2026)

THE MAKEUP OF OUR BOARD

Our Board believes varied perspectives among its members expand the Board's ability to provide relevant guidance to our business.

2026 Proxy Statement	3

PROPOSAL NO. 1	TABLE OF CONTENTS
OUR DIRECTOR NOMINEES

Elizabeth McKee Anderson

Age: 68	Director Since: November 2018

Committees: •Chair of the Nominations and Governance Committee •Member of the Audit Committee

Current Public Board Service: •Director, GSK plc (LSE/NYSE: GSK) •Director, BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) •Director, Revolution Medicines, Inc. (Nasdaq: RVMD)		Recent Public Board Service: •Director until August 2022, Bavarian Nordic (CPH: BAVA)

Current Private Board and Other Service: •Director, Aro Biotherapeutics Inc. •Member of the Board of Trustees, The Wistar Institute

Qualifications:
Ms. Anderson has more than 30 years of leadership in biotechnology, pharmaceuticals, and vaccines. The Board believes that Ms. Anderson’s experience, including extensive global marketing and infectious disease experience, makes her well-suited to guide the Board in commercial and market access matters.

Education: •Rutgers University - B.S., engineering •Loyola University Maryland - M.B.A., finance

Career Highlights:
Janssen Pharmaceuticals, Inc., a Johnson & Johnson company (2003 - 2014)
•Worldwide Vice President, Global Strategic Marketing and Market Access, Infectious Diseases and Vaccines
•Worldwide Vice President, Global Strategic Marketing and Market Access, Vaccines
•Worldwide Vice President, Immunology, Global Strategic Marketing
•Worldwide Vice President, BIO Strategic Marketing
•Vice President, Global Biologics Strategic Marketing, Centocor
•Vice President, Strategic Planning & Market Research, Centocor
Wyeth (1997 - 2002)
•Vice President & General Manager, Wyeth Lederle Vaccines
Rhone-Poulenc Rorer Pharmaceuticals Inc. (1993 - 1997)
•Senior Vice President and General Manager, North America, Centeon LLC
•Vice President and General Manager, North America, Armour Pharmaceutical Company
•Vice President, Worldwide Business Operations, Armour Pharmaceutical Company
American National Red Cross (1983 - 1993)
Mobay Chemical Company (1979 - 1983)

4	2026 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

Clarissa Desjardins, Ph.D.

Age: 59	Director Since: November 2019

Committee: •Chair of the Science and Technology Committee

Recent Public Board Service: •Director until June 2023, BELLUS Health Inc. (Nasdaq: BLU; TSX: BLU) •Director until June 2021, Xenon Pharmaceuticals (Nasdaq: XENE)

Qualifications:
Dr. Desjardins has more than 30 years of leadership experience in biotechnology, pharmaceuticals, and research. The Board believes that Dr. Desjardins’ skills, including her unique experience in the founding of several pharmaceutical and biotechnology companies, leadership roles, corporate development expertise, public company experience and medical education, make her a valuable asset to the Board.

Education:
•McGill University - B.Sc., anatomical sciences and history and philosophy of science
•McGill University - Ph.D., neurology and neurosurgery
•McGill University - Medical Research Council postdoctoral fellow, Douglas Hospital Research Centre

Career Highlights:
Congruence Therapeutics (2021 - present)
•Founder and CEO
Clementia Pharmaceuticals Inc. (Nasdaq: CMTA) (2011 - 2019), acquired by Ipsen S.A. (Euronext: IPN; ADR: IPSEY) in 2019
•Founder
•Director
•President and CEO
Centre of Excellence in Personalized Medicine (CEPMED) (2009 - 2011)
•President and CEO
•Director
Caprion Pharmaceuticals Inc. (1998 - 2007)
•Co-Founder
•Senior Vice President, Corporate Development
•Director
Advanced Bioconcept Inc. (1992 - 1998)
•Co-Founder
•Vice President, Business Development

2026 Proxy Statement	5

PROPOSAL NO. 1	TABLE OF CONTENTS
OUR REMAINING BOARD MEMBERS
The information below describes the primary experience, qualifications, and skills of each of our Class I directors, Leo Lee and William H. Lewis, and our Class III directors, David R. Brennan, Carol Schafer, and Melvin Sharoky, M.D. The term of the Class I directors will expire at the 2028 Annual Meeting of Shareholders, and the term of the Class III directors will expire at the 2027 Annual Meeting of Shareholders.
Incumbent Directors Whose Term Expires at the 2028 Annual Meeting of Shareholders (Class I Directors)

Leo Lee

Age: 56	Director Since: May 2018

Committees: •Member of the Compensation Committee •Member of the Science and Technology Committee

Recent Public Board Service: •Non-Executive Director until 2024, Regeneus Ltd. (ASX: RGS) (Regeneus)

Qualifications:
Mr. Lee has more than 25 years of experience in the Pharma industry in Japan, one of our established geographies. The Board believes that Mr. Lee's experience in commercial leadership roles in Japan and the Asia Pacific region more broadly brings value to the Board as we continue our focus on operations in this geography.

Education: •University of California, Los Angeles - B.S., molecular genetics and microbiology

Career Highlights:
Novartis Pharma (2020 - present)
•President, China (2024 - present)
•President, Japan (2020 - 2024)
Regeneus (2017 - 2024)
•Non-Executive Director
•CEO (2019 – 2020)
Merck KGaA (2015 - 2017)
•President, Japan
Allergan plc (2011 - 2015)
•President, Japan
Merck & Co. (2008 - 2011)
•Vice President of Sales
IQVIA (Cegedim Dendrite) (2003 - 2008)
•General Manager
•Vice President of Sales and Marketing, Asia Pacific
•Director of Global Accounts Operation, Asia
Accelrys, Inc. (1997 - 2003)
•Senior Director of Western Regional Sales
•President and Representative Director
•General Manager of Asia Pacific
•Sales Manager for Asia Pacific

6	2026 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

William H. Lewis

Age: 57	Director Since: September 2012	Chair of the Board Since: November 2018

CEO Since: September 2012		Consultant to the Board From: June - September 2012

Current Public Board Service: •Chair of the Board of Directors, NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS)

Qualifications:
Mr. Lewis has 20 years of executive experience in the life sciences industry and a track record of success for 30 years in the pharmaceutical and finance industries both in the United States and internationally. During his tenure at Aegerion, Mr. Lewis played a pivotal role in re-orienting the company’s strategy to focus on rare disease indications, enabling Aegerion to conduct a successful initial public offering in 2010. The Board believes that Mr. Lewis brings significant qualifications to his role as Chair due to his experience as our CEO since 2012 and his experience as an executive at Aegerion. His professional experience offers the Board significant insights and experience with financing, orphan drug development and commercialization, and international business development.

Education: •Oberlin College - B.A. •Case Western Reserve University - M.B.A. •Case Western Reserve University - J.D.

Career Highlights:
Insmed Incorporated (Nasdaq: INSM) (2012 - present)
•Chair and CEO (2018 - present)
•President and CEO (2012 - 2018)
Aegerion Pharmaceuticals, Inc. (Formerly, Nasdaq: AEGR) (2005 - 2011)
•Co-founder
•President
•Chief Financial Officer
Wells Fargo & Co. (2002 - 2004)
Robertson Stephens Capital (2000 - 2002)
JP Morgan Chase & Co. (1995 - 2000)
Foreign Service for the U.S. Government (1989 - 1992)

2026 Proxy Statement	7

PROPOSAL NO. 1	TABLE OF CONTENTS
Incumbent Directors Whose Term Expires at the 2027 Annual Meeting of Shareholders (Class III Directors)

David R. Brennan

Age: 72	Director Since: May 2014	Lead Independent Director Since: November 2018

Committee: •Chair of the Compensation Committee

Recent Public Board Service: •Chairman of the Board of Directors until 2021, Alexion Pharmaceuticals (Formerly, Nasdaq: ALXN)

Qualifications:
Mr. Brennan has more than 50 years of experience in the pharmaceutical industry. The Board believes that Mr. Brennan’s experience at public pharmaceutical companies, including board experience and roles in executive management, commercialization, and product management, makes him a valuable asset to the Board.

Education: •Gettysburg College – B.A., business administration

Career Highlights:
Alexion (2014 - 2021)
•Chairman until acquisition by AstraZeneca PLC
•Interim CEO (2016 – 2017)
•Director
AstraZeneca PLC (NYSE: AZN) (1999 - 2012)
•CEO
•Executive Vice President of North America
•Senior Vice President of Commercialization and Portfolio Management
•Director
Astra Merck, Inc. (1995 - 1999)
Merck & Co., Inc. (1975 - 1994)

8	2026 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

Carol A. Schafer

Age: 62	Director Since: April 2020

Committees: •Member of the Audit Committee •Member of the Nominations and Governance Committee

Current Public Board Service: •Director, Kura Oncology, Inc. (Nasdaq: KURA) •Director, Immunome, Inc. (Nasdaq: IMNM)
Recent Public Board Service:
•Director until September 2022, Idera Pharmaceuticals, Inc. (Nasdaq: IDRA)
•Director until April 2021, Five Prime Therapeutics, Inc. (Nasdaq: FPRX) (acquired by Amgen, Inc. (Nasdaq: AMGN))
•Director until January 2026, Repare Therapeutics, Inc. (Nasdaq: RPTX) (acquired by XenoTherapeutics, Inc.)

Qualifications:
Ms. Schafer has more than 30 years of experience in investment banking, corporate finance and business development, including significant experience in financing and equity capital markets in the pharmaceutical and biotechnology industries; these qualifications, in addition to her recent cybersecurity training, make her a valuable asset to the Board.

Education: •Boston College - B.A., mathematics and computer science •New York University Stern School of Business - M.B.A. •NYU Law - Nasdaq Cyber Scholar Program

Career Highlights:
Hyphen Advisors, LLC (2018 - present)
•Managing Partner
Wells Fargo Securities (2007 - 2018)
•Vice Chair, Equity Capital Markets
•Managing Director
Lexicon Pharmaceuticals (Nasdaq: LXRX) (2003 - 2007)
•Vice President, Finance and Business Development
J.P. Morgan (1986 - 2003)
•Managing Director, Equity Capital Markets Sector Head
•Vice President

2026 Proxy Statement	9

PROPOSAL NO. 1	TABLE OF CONTENTS

Melvin Sharoky, M.D.

Age: 75	Director Since: May 2001	Chairman From: June 2009 - December 2010

Committees: •Member of the Nominations and Governance Committee •Member of the Science and Technology Committee

Qualifications:
Dr. Sharoky has more than 35 years of experience in the pharmaceutical industry. The Board believes that, in addition to his medical experience as a physician, Dr. Sharoky’s background as an executive of pharmaceutical companies, as well as his public company board service, brings valuable senior management, leadership, financial, and strategic planning experience to the Board.

Education: •University of Maryland in Baltimore County - B.A., biology •University of Maryland School of Medicine - M.D.

Career Highlights:
PRM Pharma, LLC (2023 - present)
•Principal
Par Pharmaceutical Companies, Inc. (2007 - 2012)
•Director until acquisition by Endo International plc (Nasdaq: ENDP)
Somerset Pharmaceuticals, Inc. (1995 - 2001; 2002 - 2007)
•President
•CEO
•Consultant
Watson Pharmaceuticals, Inc. (now Allergan PLC) (1995 - 1998)
•President
Circa Pharmaceuticals, Inc., a wholly-owned subsidiary of Watson Pharmaceuticals, Inc. (1988 - 1998)
•President
•CEO
Pharmakinetics Laboratories, Inc. (1986 - 1988)
•Vice President
•Chief Medical Officer

10	2026 Proxy Statement

Corporate Governance
CORPORATE GOVERNANCE MATTERS
Corporate Governance Materials and Practices
Our written corporate governance materials, including our Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominations and Governance Committee Charter, Science and Technology Committee Charter, and Director Resignation Policy are posted on our website at www.insmed.com under the heading “Investors—Corporate Governance.” None of the information on or that can be accessed through our website is incorporated by reference in this Proxy Statement. Our corporate governance practices include the following:

Director Independence and Leadership Structure

7 of our 8 directors as of the Record Date are independent

All Board committee members are independent

Board has appointed a lead independent director with robust and defined responsibilities, which our Corporate Governance Guidelines require if the positions of Chair and CEO are combined

Executive sessions are regularly held at the end of Board and committee meetings

Compensation Committee utilizes independent compensation consultant

Board Oversight

Board and Compensation Committee oversee succession planning for executive officers, including the CEO

Board oversees our sustainability efforts and initiatives and has designated responsibilities for various components of these efforts to the Nominations and Governance Committee and the Compensation Committee

Compensation Committee oversees development and implementation of our overall compensation philosophy, along with strategies, initiatives and programs, related to our culture, talent, recruitment, retention, employee engagement, and succession planning

Audit Committee oversees our major risk exposures, including financial, legal, regulatory and cybersecurity risk exposures

Science and Technology Committee assists our Board in oversight of our pre-clinical research and development (“R&D”) activities and clinical development activities and decisions

Board evaluates our long-term strategy, risks, and opportunities at least annually

Directors have access to all levels of management and are provided with opportunities to meet with members of management on a regular basis

2026 Proxy Statement	11

CORPORATE GOVERNANCE	TABLE OF CONTENTS

Refreshment, Qualifications, and Evaluations

Board and each of its committees conduct self-evaluations at least annually to assess their performance and ways in which performance could be improved; in 2024, the Board utilized a third-party facilitator to further enhance the evaluation process

Nominations and Governance Committee and the Board address the importance of Board refreshment and director succession planning through our director evaluation and nomination process to incorporate new viewpoints on the Board

Nominations and Governance Committee evaluates the size, structure, composition, and function of the Board and its committees annually

Governance Practices and Policies

Each committee conducts an annual review of its committee charter

Nominations and Governance Committee conducts an annual review of our Corporate Governance Guidelines

Stock ownership guidelines are in place for our directors and executive officers; in 2025, the Board increased the minimum ownership requirements for our executive officers to better align management's interests with those of our shareholders

Insider Trading Policy prohibits hedging, short sales, and derivative transactions by directors, officers and employees and does not permit holding Company securities in a margin account; pledging is subject to restrictions under our Insider Trading Policy

Directors are limited to four public company boards, including our Board, and public company CEOs are limited to two public company boards, including our Board

We maintain an ethics hotline that is independently managed and provides options to report by phone or online

Shareholder Rights

Director resignation policy in place for uncontested director elections

Annual shareholder advisory vote on executive compensation

No dual-class stock

12	2026 Proxy Statement

TABLE OF CONTENTS	CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including our CEO, chief financial officer, controller, and any person performing similar functions) and employees. Our Code of Business Conduct and Ethics contains written standards designed to communicate our expectations of our directors, officers, and employees when making decisions and conducting themselves in corporate activities, including the ethical handling and use of confidential information; actual or apparent conflicts of interest; compliance with applicable governmental laws, rules and regulations; protection of our assets and proprietary information; the ethical handling of payments and gifts received in the normal course of business and of payments made to government personnel; prompt internal reporting of violations of our Code of Business Conduct and Ethics; and accountability for adherence to our Code of Business Conduct and Ethics. We have established a means for individuals to report a violation or suspected violation of the Code of Business Conduct and Ethics anonymously, including those violations relating to accounting, internal controls, or auditing matters, and federal securities laws. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by making disclosures concerning such matters available on our website at www.insmed.com under the heading “Investors—Corporate Governance.”
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities and establish a framework for our corporate governance practices. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. The Corporate Governance Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our shareholders. The Nominations and Governance Committee reviews the Corporate Governance Guidelines on an annual basis and recommends appropriate updates to the Board.
Meetings of the Board and Director Attendance at Annual Meeting
The Board held 11 meetings during 2025. Each director attended at least 75% of the aggregate number of Board and committee meetings that occurred in 2025 during his or her tenure on the Board.
Our policy is that all directors are expected to attend the annual meeting of shareholders absent unusual circumstances. All directors on the Board attended the 2025 Annual Meeting of Shareholders (the "2025 Annual Meeting").
Director Resignation Policy
Any nominee for director in an uncontested election who has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election must submit his or her resignation to the Board promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Nominations and Governance Committee will make a recommendation to the Board as to whether to accept or reject the submitted resignation. Within 45 days after receiving this recommendation, the Board must accept or reject the resignation or pursue another action unless doing so would cause us to fail to comply with federal or state law or Nasdaq listing standards. If more than a majority of the members of the Nominations and Governance Committee do not receive a greater number of votes cast “for” their election than votes “withheld,” the independent directors whose classes were not nominated for election will appoint a special committee to consider the resignations and make a recommendation to the Board. Any director whose resignation is under consideration will not participate in any deliberation or vote regarding his or her resignation. If the Board accepts a director’s resignation pursuant to this policy, the Board may decrease the size of the Board or fill the resulting vacancy in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws.
Independence of our Directors
The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominations and Governance Committee. The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards of the Nasdaq listing standards: Ms. Anderson, Mr. Brennan, Dr. Desjardins, Mr. Lee, Mr. McGirr, Ms. Schafer, and Dr. Sharoky. Mr. Lewis is not considered independent because he is currently employed by the Company. The Board also determined that Alfred Altomari, who did not stand for re-election at the 2025 Annual Meeting of Shareholders, was an independent director.
Board’s Role in Strategy
The Board actively participates in Company strategy decisions and oversight throughout the year. The Board annually reviews the Company’s strategic plan, including key risks and decisions facing the Company.

2026 Proxy Statement	13

CORPORATE GOVERNANCE	TABLE OF CONTENTS
Director Nominating Process
Our Nominations and Governance Committee, which is described more fully below under “Corporate Governance—Committees of the Board—Nominations and Governance Committee,” serves as an independent and objective party to identify, assess, recruit and recommend to the Board qualified candidates for directorship, consistent with criteria approved by the Board, and establishes and annually reviews such criteria based on factors it considers appropriate. The Board evaluates each nominee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best oversee the business and affairs of the Company and use its diversity of experience to represent shareholder interests through the exercise of sound judgment. The Board seeks director nominees with experience and perspectives in the pharmaceutical and biotechnology industries, as well as leadership, business, management, accounting and financial experience, among other areas. Among the factors that the Board and the Nominations and Governance Committee consider are strength of character, sound business judgment, career specialization, relevant technical skills, independence, the ability to commit sufficient time to the Board, and the extent to which the candidate would fill a present need on the Board, along with a background and perspective that will add to the variety of expertise reflected on our Board.
Nominations and Governance Committee Process for Identifying and Evaluating Director Candidates
The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described above. The Nominations and Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of such individual Board member, as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate’s independence, background, perspectives, skills and experience in the context of the Board’s needs and its oversight of long-term strategy.
Director Candidate Recommendations and Nominations by Shareholders
As set forth in the Nominations and Governance Committee’s charter, the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described below under “Corporate Governance—Communications with the Board.” In accordance with our Bylaws, any person who is a shareholder of record on the record date for the shareholder meeting, on the date of the shareholder meeting, and on the date such person provides required notice to the Company may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in our Bylaws and summarized in this Proxy Statement under the heading “Proposals for the 2027 Annual Meeting.”
Communications with the Board
The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Mr. Michael A. Smith, Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey, 08807. All communications sent to Mr. Smith will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee, or any specified individual directors.

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Board Leadership Structure
The Board believes that it is in the best interests of the Company to maintain the flexibility to make determinations about the separation of the positions of Board Chair and CEO. The Nominations and Governance Committee considers this structure as part of its annual review of the size, organization, structure, composition, and operations of the Board and its committees. In November 2018, Mr. Lewis, our CEO, was appointed Chair of the Board and Mr. Brennan was elected as Lead Independent Director. The Board believes that its current leadership structure, with Mr. Lewis serving as CEO and Chair and Mr. Brennan serving as our Lead Independent Director, is appropriate for the Company at this time. Both Mr. Lewis and Mr. Brennan are actively engaged on significant matters affecting us, such as long-term strategy. The Board will continue to monitor the appropriateness of this structure.

As Chair, Mr. Lewis presides at all meetings of the Board and of the shareholders, and, as CEO, Mr. Lewis is responsible for developing, in participation with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives.
Our Corporate Governance Guidelines provide that the Non-Executive Chair or Lead Director, as applicable, shall have the following responsibilities:
•Provides meaningful input into the agendas for Board meetings
•Chairs all executive sessions of the independent directors and discusses such matters with the CEO and other executive officers, as relevant
•Encourages and facilitates the active and appropriate engagement of all directors during Board meetings
•Oversees the retention of outside advisors, consultants and legal counsel who report directly to the Board
•Consults frequently with committee chairs and management
•Has the right to and often does attend meetings of Board committees of which he is not a member

William H. Lewis Chair and CEO

David R. Brennan Lead Independent Director

We believe the combined Chair and CEO role, balanced with strong shared leadership from the Lead Independent Director, is a strength for the Company.

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Committees of the Board
Our Bylaws provide that the Board may create one or more committees of the Board. Currently, the Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominations and Governance Committee, and the Science and Technology Committee.

	Audit	Compensation	Nominations & Governance	Science & Technology

David R. Brennan*		C

David W.J. McGirr*^	C

Clarissa Desjardins, Ph.D.*				C

Elizabeth McKee Anderson*	●		C

Leo Lee*		●		●

Carol A. Schafer*^	●		●

Melvin Sharoky, M.D.*			●	●

● = Member C = Committee Chair * = Independent Director ^ = Financial Expert

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Audit Committee Committee Members: Mr. McGirr (Chair) Ms. Anderson Ms. Schafer
Responsibilities and Duties
The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the accounting, reporting, and financial practices of the Company as well as overseeing our compliance with applicable legal and regulatory requirements. The Audit Committee reviews and oversees:
•the auditing, accounting, and financial reporting processes, including the audits of our financial statements;
•our systems of internal controls regarding finance and accounting that we have established;
•the qualifications and independence of our independent registered public accounting firm;
•the appointment, retention, and performance of our independent registered public accounting firm and the performance of any internal audit functions;
•our compliance with legal and regulatory requirements; and
•our program for identifying, evaluating and controlling significant risks, including financial, legal, regulatory and cybersecurity risks.

Committee Independence
Our Board has determined that all three of the current Audit Committee members satisfy the heightened independence requirements of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Financial Literacy and Expertise
Our Board determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheet, consolidated statement of comprehensive income/loss, consolidated statement of cash flows, and consolidated statement of shareholders’ equity. Our Board also has determined that each of Mr. McGirr and Ms. Schafer is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC and has accounting or related financial management expertise as required under the Nasdaq listing standards.

5 meetings in 2025

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Compensation Committee Committee Members: Mr. Brennan (Chair) Mr. Lee
Responsibilities and Duties
The Compensation Committee develops and oversees the implementation of our compensation philosophy for our executive officers and is responsible for our executive and other compensation plans. The Compensation Committee’s primary objectives are to develop and maintain an executive compensation program that:
•creates a direct relationship between pay levels and corporate performance and returns to shareholders;
•provides overall competitive pay levels to effectively attract and retain executive talent;
•creates proper incentives to enhance shareholder value; and
•rewards performance.
The Compensation Committee is also responsible for oversight of the Company’s succession planning for the CEO and other executive officer positions, as well as the Company’s strategies, initiatives and programs related to culture, talent, recruitment, retention, employee engagement and broader succession planning. In addition, the Compensation Committee oversees the annual assessment of the Company’s compensation policies and practices as they relate to risk management at the Company.

Committee Independence and Related Requirements
Our Board has determined that all of the current Compensation Committee members satisfy the heightened independence requirements of the Nasdaq listing standards. In addition, all members of our Compensation Committee are “non-employee directors” within the meaning of the rules under Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

8 meetings in 2025

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Nominations and Governance Committee Committee Members: Ms. Anderson (Chair) Ms. Schafer Dr. Sharoky
Responsibilities and Duties
The Nominations and Governance Committee identifies and nominates qualified candidates for directorship and serves in a leadership role in shaping our corporate governance and overseeing the evaluation of the Board and its committees. The Nominations and Governance Committee:
•assists the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at shareholder meetings and to fill vacancies on the Board;
•makes recommendations to the Board regarding Board and committee organization, structure, leadership and composition;
•evaluates the overall effectiveness of the Board and its committees;
•develops and assesses the Company’s corporate governance policies and practices, including risks related to such policies and practices;
•oversees the Company’s strategies, risks, policies and practices related to material sustainability matters; and
•oversees the Company’s orientation process for new directors and ongoing education for all directors.

Committee Independence Our Board has determined that all three of the current Nominations and Governance Committee members are independent as defined in the applicable Nasdaq listing standards.

4 meetings in 2025

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Science and Technology Committee Committee Members: Dr. Desjardins (Chair) Mr. Lee Dr. Sharoky
Responsibilities and Duties
The Science and Technology Committee assists our Board in its oversight of the Company’s pre-clinical R&D activities and its clinical development activities and decisions. The Science and Technology Committee:
•reviews with the Company the third-party competitive landscape related to the Company’s pre-clinical R&D and clinical development activities;
•monitors and identifies significant new and emerging trends in science and technology, including R&D, and provides strategic advice to the Board regarding such issues and trends;
•reviews with the Company current and planned technology initiatives and provides feedback to the Board regarding such initiatives;
•advises the Board on the scientific aspects of business development transactions; and
•assists the Company in reviewing, as requested, the capabilities of the Company’s current and prospective key scientific personnel and the depth and breadth of the Company’s scientific resources.

Committee Independence Our Board has determined that all three of the current Science and Technology Committee members are independent as defined in the applicable Nasdaq listing standards.

5 meetings in 2025

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The Role of the Board in Risk Oversight
The Board has primary responsibility for overseeing the Company’s risk management. The Board administers its oversight responsibility for risk management directly and through its committees. Each committee chair reports to the Board regarding the committee’s considerations of management’s processes for identifying, evaluating, and controlling significant risks. In addition, the officers responsible for oversight of particular risks within the Company regularly provide updates and information to our Board. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our R&D activities, our manufacturing and supply chain, and our operations. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board and each of its committees have full access to our senior management, as well as the ability to engage outside advisors and other experts. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business and development.
The Audit Committee is responsible for overseeing the Company’s program for identifying, evaluating, and controlling significant risks. The Audit Committee periodically discusses with management and the Company's independent auditor the Company’s major risk exposures, including financial, legal, regulatory, compliance, and cybersecurity risk exposures, and the steps taken to monitor, control and minimize such exposures. The Audit Committee also reviews and evaluates our processes and policies for identifying and assessing key risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting, and meets with the Chief Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the Chief Information Officer, external audit personnel, and senior managers as appropriate to keep informed of new and emerging risks and to review issues regarding compliance with the applicable legal and regulatory requirements.
The Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk taking. Our Compensation Committee engages an independent consultant to advise it on topics related to Board and executive compensation. Our Compensation Committee also oversees risks in connection with the Company’s strategies, initiatives and programs focused on culture, talent, recruitment, retention, employee engagement and succession planning. In 2025, the Compensation Committee, with the assistance of WTW, the Compensation Committee’s independent compensation consultant, conducted an in-depth risk review of the Company's updated sales incentive program and determined that the design of the compensation policies, including the components, weightings and focus of the elements, do not encourage management or employees that participate in the sales incentive plans to assume excessive or inappropriate risks.
The Nominations and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of the Board, the structure and function of Board committees, and meeting logistics and policies. The Nominations and Governance Committee regularly reviews the Board’s performance, oversees the self-evaluation of each of the Board’s committees, oversees our corporate governance and formulates and recommends corporate governance standards to our Board. The Nominations and Governance Committee also oversees and guides the Company’s strategy and risks related to material sustainability-related matters.
The Science and Technology Committee oversees the Company’s efforts related to clinical activities, R&D, business development and intellectual property. The Science and Technology Committee reviews the competitive landscape related to the Company’s pre-clinical R&D and research activities and advises the Board on the scientific aspects of business development transactions.
Stakeholder Considerations
As a company driven by its mission to transform patients’ lives, we take our responsibility to patients, employees, and the communities in which we live and work very seriously. As we grow, we are enhancing our focus on a variety of considerations that we believe are important to our stakeholders. Our Board, through the Nominations and Governance Committee and the Compensation Committee, oversees various stakeholder considerations. Our Nominations and Governance Committee regularly discusses sustainability-related matters with our CEO, Chief Legal Officer, and Director, Corporate & Environmental Responsibility. In addition, the Compensation Committee regularly engages on topics related to the Company’s strategies, initiatives and programs related to culture, talent, recruitment, retention, employee engagement and succession planning. We work with employees across our organization in addressing sustainability initiatives and published the Company’s third Responsibility Report in 2025.

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AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITOR FEES
Report of the Audit Committee
The Audit Committee selects the Company’s independent registered public accounting firm and regularly meets with and holds discussions with management and the Company’s independent registered public accounting firm.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the quality and clarity of disclosures in the financial statements.
The Audit Committee reviewed with Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the overall quality of financial reporting, the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (“PCAOB”) standards.
In addition, the Audit Committee discussed with Ernst & Young its independence from management and the Company, including the matters described in the written disclosures and letter required by PCAOB standards from Ernst & Young to the Audit Committee regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for filing with the SEC.
The Audit Committee
•David W.J. McGirr, Chair
•Elizabeth McKee Anderson
•Carol A. Schafer
Audit Committee Pre-Approval Policy
The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by the Company’s independent registered public accounting firm in an effort to ensure that the provision of such services does not impair the independence of the independent registered public accounting firm from the Company and is consistent with the rules of the SEC. The policy requires pre-approval by the Audit Committee of the terms and fees of all audit, review and attestation engagements and related services. The policy also requires the Audit Committee to pre-approve the provision of any audit-related services or non-audit services and determine they would not impair the independence of our independent registered public accounting firm. The policy prohibits the Audit Committee from retaining our independent registered public accounting firm in connection with a transaction initially recommended by such firm, the purpose of which may be tax deferral or reduction. The policy delegates pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any of the Audit Committee’s members, but any pre-approval decision must be reported to the Audit Committee at its next scheduled meeting. All of the services performed by Ernst & Young in the year ended December 31, 2025 were pre-approved in accordance with the pre-approval policy.

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Independent Registered Public Accounting Firm Fee Disclosure
The Audit Committee reviewed the aggregate fees billed by Ernst & Young for professional services rendered for the years ended December 31, 2025 and 2024, which were as follows:

	2025 ($)	2024 ($)

Audit Fees	2,487,516	2,509,442

Audit-Related Fees	7,725	20,000

Tax Fees	—	—

All Other Fees	—	—

Total Fees	2,495,241	2,529,442

Audit fees in 2025 and 2024 include fees for services performed to comply with generally accepted auditing standards. These services include the integrated year-end audit of our consolidated financial statements, attestation services with respect to our internal control over financial reporting, quarterly reviews, accounting consultations on matters addressed during the audit or quarterly reviews, review of documents filed with the SEC, and $200,000 and $150,000 paid to Ernst & Young for consent and comfort letter procedures in 2024 and 2025, respectively.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions
Pursuant to our written related party policy, our Audit Committee must review and consider whether to approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, the purpose and potential benefits to us of the transaction, the related party’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third party under the same or similar circumstances, and whether, under all the circumstances, the transaction is not inconsistent with our best interests. Any transaction that is deemed to be a related party transaction requires the approval of a majority of the disinterested Audit Committee members.
Related Party Transactions
Since January 1, 2025, there were no related party transactions, nor are there currently any proposed related party transactions, which, in accordance with SEC rules, would require disclosure in this Proxy Statement.
Security Ownership of Certain Beneficial Owners, Directors, and Management
The following tables set forth information about the beneficial ownership of our Common Stock as of the Record Date (except as otherwise noted), by:
•each person, or group of persons, who beneficially owned more than five percent (5%) of our Common Stock, based on reports filed with the SEC pursuant to Section 13(d) of the Exchange Act;
•each of our directors and director nominees;
•each of our NEOs; and
•all directors and executive officers as a group.

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CORPORATE GOVERNANCE	TABLE OF CONTENTS
Beneficial ownership and percentage ownership are determined in accordance with Section 13 of the Exchange Act and related rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date and restricted stock units (“RSUs”) that may vest within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following tables or pursuant to applicable community property laws, to our knowledge, each shareholder named in the tables has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. As of the Record Date, there were 215,852,149 shares of Common Stock outstanding.

	Shares Beneficially Owned[1]

Name and Address	Number	Percentage (%)

Greater Than Five Percent (5%) Shareholders

JPMorgan Chase & Co.[2] 383 Madison Avenue, New York, NY 10179	23,014,584	10.7

Darwin Global Management, Ltd.[3] Whiteley Chambers, Don Street, St. Helier, Jersey JE2 4TR	20,457,445	9.5

The Vanguard Group[4] 100 Vanguard Blvd., Malvern, PA 19355	18,218,973	8.4

BlackRock, Inc.[5] 55 East 52nd Street, New York, NY 10055	14,121,445	6.5

1.All information in this table, including the footnotes thereto, is derived from third-party filings made with the SEC, as described in the footnotes. We have not independently verified this information.
2.Based solely on a Schedule 13G/A filed with the SEC on September 4, 2025, as of August 29, 2025, JPMorgan Chase & Co. reported an aggregate beneficial ownership of 23,014,584 shares of our Common Stock, with sole voting power over 20,997,990 shares, shared voting power over 7,895 shares, sole dispositive power over 22,971,006 shares and shared dispositive power over 24,781 shares.
3.Based solely on a Schedule 13G/A filed with the SEC on November 14, 2025, as of September 30, 2025, Darwin Global Management, Ltd. reported an aggregate beneficial ownership of 20,457,445 shares of our Common Stock. There were no shares where Darwin Global Management, Ltd. held sole voting power or sole dispositive power. This includes shares held by (a) Darwin Global Master Fund Ltd., to which Darwin Global serves as investment manager and (b) segregated accounts for which Darwin Global serves as an appointed sub-investment advisor.
4.Based solely on a Schedule 13G/A filed with the SEC on January 8, 2025, as of December 31, 2024, The Vanguard Group reported an aggregate beneficial ownership of 18,218,973 shares of our Common Stock, with shared voting power over 323,966 shares, sole dispositive power over 17,689,773 shares and shared dispositive power over 529,200 shares.
5.Based solely on a Schedule 13G/A filed with the SEC on January 21, 2026, as of December 31, 2025, BlackRock, Inc. reported an aggregate beneficial ownership of 14,121,445 shares of our Common Stock, with sole voting power over 13,203,800 shares and sole dispositive power over 14,121,445 shares, including shares held by a number of its subsidiaries.

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	Shares Beneficially Owned

Name	Number	Percentage (%)

Directors and Executive Officers

Elizabeth McKee Anderson	53,671	*

David R. Brennan	115,875	*

Clarissa Desjardins, Ph.D.	64,974	*

Leo Lee	49,608	*

David W.J. McGirr	92,665	*

Carol A. Schafer[1]	58,259	*

Melvin Sharoky, M.D.[2]	264,538	*

William H. Lewis[3]	1,647,582	*

Roger Adsett[4]	1,254,241	*

Sara Bonstein[5]	155,637	*

Martina Flammer, M.D.	14,624	*

Michael A. Smith[6]	275,516	*

All current directors and executive officers as a group (13 persons)	4,426,596	2.1

*Denotes ownership of less than 1% of the outstanding shares of our Common Stock.
1.Held by the Carol A. Schafer Revocable Trust.
2.Includes (a) 5,000 shares of our Common Stock held by Padonia, LLC, (b) 6,847 shares of our Common Stock held by Dr. Sharoky’s spouse, (c) 5,007 shares of our Common Stock held by Melvin Sharoky C/F Sophie C. Wink UTMA/FL, (d) 5,423 shares of our Common Stock held by Melvin Sharoky C/F Nolan M. Wink UTMA/FL, (e) 819 shares of our Common Stock held by Melvin Sharoky C/F Adler J. Wink UTMA/FL and (f) 3,724 shares of our Common Stock held by Melvin Sharoky C/F/ Tulia L. Sharoky UTMA/FL.
3.Includes 1,265,098 shares of our Common Stock that are subject to stock options that are currently exercisable.
4.Includes 1,206,852 shares of our Common Stock that are subject to stock options that are currently exercisable.
5.Includes 147,630 shares of our Common Stock that are subject to stock options that are currently exercisable.
6.Includes 273,115 shares of our Common Stock that are subject to stock options that are currently exercisable.

2026 Proxy Statement	25

PROPOSAL NO. 2
Advisory Vote on the 2025 Compensation of Our Named Executive Officers
Pursuant to Section 14A of the Exchange Act, we are holding a shareholder advisory vote on the compensation of our NEOs, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. At the 2023 Annual Meeting of Shareholders, shareholders voted to hold advisory votes on an annual basis, and the Board subsequently adopted a resolution providing for such an annual vote. At the Annual Meeting, shareholders will be asked to approve the following resolution:
RESOLVED, that the shareholders of Insmed Incorporated approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2026 Annual Meeting.
The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our NEOs. Our executive compensation program is designed to meet the following objectives:
•align management interests with the interests of our shareholders;
•emphasize the use of “at-risk” and performance-based compensation to motivate executives to advance our interests; and
•provide executive compensation packages that are competitive in order to attract and retain executives whose skills are critical to the current and long-term success of the Company.
Please read the “Compensation Discussion and Analysis” section starting on page 30 of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the 2025 compensation of our NEOs.
VOTE REQUIRED FOR APPROVAL OF THIS PROPOSAL
The advisory vote on the compensation of our NEOs will be approved by the affirmative vote of the majority of votes properly cast on this proposal at the Annual Meeting. Abstentions or broker non-votes will not have an effect on the outcome of this proposal.
While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and our Board. Both our Compensation Committee and our Board value the opinions of our shareholders and, to the extent there is any meaningful vote against the 2025 compensation of our NEOs, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2025 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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TABLE OF CONTENTS	PROPOSAL NO. 2
Executive Officers
The following table sets forth our current executive officers, their ages, the positions currently held by each such person as of the date of this Proxy Statement and the period holding such positions.

Name	Age	Position(s)	Period During Which Officer Served at the Company

William H. Lewis	57	Chair and Chief Executive Officer	September 2012—Present

Sara Bonstein	45	Chief Financial Officer	January 2020—Present

Roger Adsett	57	Chief Operating Officer	September 2016—Present

Martina Flammer, M.D.	62	Chief Medical Officer	December 2019—Present

S. Nicole Schaeffer	57	Chief People Strategy Officer	January 2013—Present

Michael A. Smith	49	Chief Legal Officer	April 2014—Present

William H. Lewis Mr. Lewis’s biographical information is summarized above under Proposal 1.

Sara Bonstein
Ms. Bonstein joined Insmed as Chief Financial Officer in January 2020 and is responsible for the Company’s key financial functions, including accounting, financial planning and analysis, procurement, tax/treasury and investor relations. Ms. Bonstein brings almost 25 years of operational and financial leadership in the life sciences industry. Prior to joining the Company, Ms. Bonstein was a Chief Financial Officer since 2014 for several public biotech companies. Prior to her CFO roles, Ms. Bonstein was at Eli Lilly and Company ("Lilly") from 2008 to 2014, serving in various roles of increasing responsibility. From 2004 to 2008, Ms. Bonstein served in various roles at ImClone Systems (acquired by Lilly in 2008). From 2001 to 2004, Ms. Bonstein served in various roles at Johnson & Johnson. Ms. Bonstein has served on the board of directors of Xilio Therapeutics, Inc. ("Xilio") (Nasdaq: XLO) since August 2021 and has served as Chair of Xilio's board of directors since January 2026. Ms. Bonstein holds a Master of Business Administration from Rider University and a Bachelor of Science in Finance from The College of New Jersey.

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PROPOSAL NO. 2	TABLE OF CONTENTS

Roger Adsett
Mr. Adsett joined Insmed as Chief Commercial Officer in September 2016 and was promoted to Chief Operating Officer in November 2019. Mr. Adsett has more than 30 years of experience in the global biotechnology and pharmaceutical industry. From January 2015 to September 2016, Mr. Adsett was Senior Vice President, Head of Gastrointestinal and Internal Medicine Business Unit at Shire Plc (Shire), a global specialty biopharmaceutical company. From August 2008 to January 2015, Mr. Adsett was Senior Vice President, Gastrointestinal Business Unit Leader at Shire. From October 2005 to August 2008, Mr. Adsett was General Manager, Oral IBD Products of the Gastroenterology Business Unit of Shire. From November 1994 to October 2005, Mr. Adsett held various marketing and commercial roles at AstraZeneca plc, a multinational pharmaceutical and biopharmaceutical company. Mr. Adsett was a senior analyst at Accenture PLC, a global professional services company, from September 1991 to November 1994. Mr. Adsett has served on the board of directors of Definium Therapeutics, Inc. (Nasdaq: DFTX) since January 2026. Mr. Adsett served on the board of Landos Biopharma, Inc. (Nasdaq: LABP) until its acquisition by AbbVie in 2024. Mr. Adsett holds a Master of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Arts in English and Economics from Bucknell University.

Martina Flammer
Dr. Flammer joined Insmed as Chief Medical Officer in December 2019. Dr. Flammer has more than 25 years of experience in both medical and commercial roles in the global biotechnology and pharmaceutical industry. From February 2018 to October 2019, Dr. Flammer was Head of Corporate Division Customer Value, Senior Vice President at Boehringer Ingelheim International. From 2012 to 2018, Dr. Flammer held various positions at Boehringer Ingelheim, including Vice President, Clinical Development and Medical Affairs (2016 - 2018), Vice President of Medicine, Regulatory Affairs & Pharmacovigilance (2014 - 2016), and Senior Global Medical Director, Clinical Development & Medical Affairs Virology (2012 - 2014). Prior to her time at Boehringer Ingelheim, Dr. Flammer served in various roles at Pfizer, Inc. from 2000 to 2011. Dr. Flammer holds a Master of Business Administration from New York University Stern School of Business and an M.D. from University of Vienna Medical School.

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TABLE OF CONTENTS	PROPOSAL NO. 2

S. Nicole Schaeffer
Ms. Schaeffer joined Insmed as Senior Vice President, Human Resources and Corporate Services in January 2013 and was promoted to Chief People Strategy Officer in January 2018. From October through December 2012, Ms. Schaeffer was a consultant to Insmed. Ms. Schaeffer has more than 30 years of experience in human resources, organizational development, corporate operations, and building life science organizations. From March 2005 to June 2012, Ms. Schaeffer served as Senior Vice President, Administration and Human Resources, for Amicus Therapeutics where she was responsible for the human resources, facilities, and information technology functions. Prior to Amicus, she served as Senior Director, Human Resources, for three portfolio companies of Flagship Ventures (now Flagship Pioneering), a venture capital firm, and in that capacity she managed human resources for three life sciences companies. Ms. Schaeffer also held HR leadership positions with Oak Industries, from 1997 to 2000, and EMC Corporation, from 1994 to 1996. Ms. Schaeffer received her Bachelor of Arts degree from the University of Rochester and her Master of Business Administration degree from Boston University.

Michael A. Smith
Mr. Smith joined Insmed as Corporate Counsel in April 2014 and was promoted several times, including to the positions of Vice President, Corporate Counsel (September 2016 to June 2020), Senior Vice President, General Counsel – US (July 2020 to July 2021), and Senior Vice President, General Counsel (July 2021 to January 2024). Most recently, Mr. Smith was promoted to Chief Legal Officer in January 2024 and is responsible for the Company’s legal department, its global compliance program, and quality assurance. Mr. Smith served as Associate General Counsel at ViroPharma Incorporated from April 2008 until its acquisition by Shire plc in 2014. Prior to that, Mr. Smith served as Counsel at ConvaTec from June 2006 to April 2008. From May 2005 to June 2006, Mr. Smith was an Associate Attorney at Reed Smith LLP. Mr. Smith received his Bachelor of Science degree in Biology from Duquesne University and his Juris Doctor degree from Duquesne University School of Law.

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Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) explains our compensation philosophy, policies and decisions for 2025 for the following executives, whom we refer to in this CD&A and in the following tables as our NEOs:

Name and Title	Responsibilities

William H. Lewis Chair and Chief Executive Officer
Developing, in participation with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives, as well as currently leading our U.S. commercial organization.

Sara Bonstein Chief Financial Officer	Managing all financial activities, including internal and external reporting, financial planning and analysis, treasury, accounting, tax, and investor relations.

Roger Adsett Chief Operating Officer	Overseeing overall business operations, including business development, program management, technical operations and supply chain activities, as well as our international businesses.

Martina Flammer, M.D. Chief Medical Officer	Leading global clinical development, clinical operations, regulatory affairs, drug safety and pharmacovigilance, and medical affairs.

Michael Smith Chief Legal Officer	Leading global legal strategy, corporate governance, compliance, risk management and quality assurance.

Executive Summary of Our 2025 Business and Strategic Achievements
We are a people-first global biopharmaceutical company striving to deliver first- and best-in-class therapies to transform the lives of patients facing serious diseases. Our commercial portfolio and clinical pipeline are organized around three therapeutic areas: Respiratory, Immunology & Inflammation, and Neuro & Other Rare. Our two commercial products, ARIKAYCE® and BRINSUPRI®, are both part of the Respiratory therapeutic area. ARIKAYCE is approved in the U.S. as ARIKAYCE (amikacin liposome inhalation suspension), in Europe as ARIKAYCE Liposomal 590 mg Nebuliser Dispersion, and in Japan as ARIKAYCE inhalation 590 mg (amikacin sulfate inhalation drug product). ARIKAYCE received accelerated approval in the U.S. in September 2018 for the treatment of nontuberculous mycobacterial (“NTM”) lung disease caused by Mycobacterium avium complex (“MAC”) as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options in a refractory setting. In October 2020, the European Commission approved ARIKAYCE Liposomal for the treatment of NTM lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis. In March 2021, Japan's Ministry of Health, Labour and Welfare approved ARIKAYCE for the treatment of patients with NTM lung disease caused by MAC who did not sufficiently respond to prior treatment with a multidrug regimen. NTM lung disease caused by MAC (which we refer to as MAC lung disease) is a rare and often chronic infection that can cause irreversible lung damage and can be fatal.
BRINSUPRI (brensocatib 25 mg and 10 mg tablets), an oral, once-daily treatment for non-cystic fibrosis bronchiectasis ("NCFB") in patients 12 years of age and older, was approved in the U.S. in August 2025. In November 2025, the EC approved BRINSUPRI (brensocatib 25 mg tablets) for the treatment of NCFB in patients 12 years of age and older with two or more exacerbations in the prior 12 months in the EU, and in February 2026, the Medicines and Healthcare products Regulatory Agency approved BRINSUPRI (brensocatib 25 mg tablets) for the treatment of NCFB in patients 12 years of age and older with two or more exacerbations in the prior 12 months in the UK. NCFB is a serious, chronic lung disease in which the bronchi become permanently dilated due to a cycle of infection, inflammation, and lung tissue damage.
In 2025, our NEOs played critical roles in further advancing our mission. We launched BRINSUPRI in the U.S. in the third quarter of 2025 and continued to focus on the execution and successful U.S. commercialization of ARIKAYCE, achieving total Company revenues of $606.4 million in 2025, including a 19% year-over-year increase in global ARIKAYCE revenues. We also continued to advance the post-marketing confirmatory clinical trial program of ARIKAYCE in patients with newly diagnosed or recurrent MAC lung disease who had not started antibiotics.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
A summary of our commercial products and clinical product candidates by therapeutic area is shown below:

Insmed Pipeline	Pre-Clinical	Phase 1	Phase 2	Phase 3	Approved

Respiratory Therapeutic Area
BRINSUPRI® (Brensocatib)[1] Non-Cystic Fibrosis Bronchiectasis

ARIKAYCE® (Amikacin Liposome Inhalation Suspension) - Refractory MAC[2]

Amikacin Liposome Inhalation Suspension - MAC Lung Disease

TPIP - Pulmonary Hypertension associated with Interstitial Lung Disease ("PH-ILD")

TPIP - Pulmonary Arterial Hypertension ("PAH")

TPIP - Progressive Pulmonary Fibrosis ("PPF")

TPIP - Idiopathic Pulmonary Fibrosis ("IPF")

INS1148, SCF248 Monoclonal Antibody - Interstitial Lung Disease

INS1148, SCF248 Monoclonal Antibody - Moderate to Severe Asthma

Immunology & Inflammation Therapeutic Area
Brensocatib - Hidradenitis Suppurativa ("HS")

Neuro & Other Rare Therapeutic Area
INS1201, Gene Therapy - Duchenne Muscular Dystrophy ("DMD")

INS1202, Gene Therapy - Amyotrophic Lateral Sclerosis ("ALS")

INS1203, Gene Therapy - Stargardt Disease

1.Brensocatib remains under review for NCFB by regulatory authorities in Japan. Brensocatib has not been approved in any region for any other condition.
2.In the U.S., as a condition of accelerated approval, Insmed is conducting an additional clinical study to support full approval. Full approval has been granted in Europe and Japan.
We also made significant progress across our clinical-stage programs. In June 2025, we reported positive topline results from our Phase 2b study of treprostinil palmitil inhalation powder (“TPIP”) in patients with PAH, a randomized, double-blind, placebo-controlled study. The study met its primary endpoint and secondary efficacy endpoints and, based on these results, we plan to initiate a Phase 3 study of TPIP in patients with PAH. We also initiated PALM-ILD, a Phase 3 study of TPIP in patients with PH-ILD in the fourth quarter of 2025 and are actively enrolling patients.
We continued to progress the Phase 2b CEDAR study to explore the efficacy and safety of brensocatib in HS, which was fully enrolled in October 2025. In December 2025, we completed our Phase 2b BiRCh study of brensocatib in patients with chronic rhinosinusitis without nasal polyps ("CRSsNP"). The study did not meet its primary or secondary efficacy endpoints, and we discontinued our development program for brensocatib in CRSsNP.
In addition, in 2025, we commenced enrollment in our Phase 1 study of INS1201 for patients with DMD, and we opened the first clinical site for our Phase 1 study of INS1202 for patients with ALS. Both studies are continuing to enroll patients.
In December 2025, we acquired global rights to INS1148, an investigational monoclonal antibody that we are developing as a potential first-in-class therapy to address respiratory, immunological, and inflammatory diseases with high unmet need.
We also continued to advance our pre-clinical research programs, which encompass a wide range of technologies and modalities, including gene therapy, AI-driven protein engineering, protein manufacturing, RNA end-joining, and synthetic rescue.
From a strategic and operational standpoint, during 2025, we took several actions to enhance our balance sheet, including our public equity offering following the positive Phase 2b TPIP data readout and the redemption of all of our outstanding 0.75% convertible senior notes due in 2028. We also continued to focus on our culture, evidenced by our ranking as the top company to work for in the biopharma industry in Science’s 2025 Top Employers Survey for the fifth year in a row and certification as a Great Place to Work in the United States, also for the fifth year in a row.
These achievements and continued advancements across our portfolio also translated into value created for our shareholders, with our stock price increasing by over 150% in 2025.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Compensation Philosophy and Principles
We operate in a competitive, rapidly changing, and heavily regulated industry. The long-term success of our business requires us to be resourceful, adaptable, and innovative, and the skills, talent, and dedication of our executive officers are critical components to this success. Therefore, our compensation program for our executive officers, including our NEOs, is designed to attract, retain, and incentivize the best possible talent. The Company’s compensation program for NEOs is structured to implement the following guiding principles:
Align Executives’ Interests with those of our Shareholders
A significant portion of our NEOs’ compensation is in the form of equity awards based on our belief that equity awards align management’s interests with the creation of sustainable long-term shareholder value. Executive officers are also subject to stock ownership guidelines that require them to maintain a minimum interest in Insmed stock.
Use “At-Risk” Compensation to Incentivize Executives
A substantial portion of our NEOs’ compensation is based on “at risk,” or variable, compensation, such as annual cash incentives and stock options. We believe this mix of compensation best aligns the interests of our NEOs with those of our shareholders over time and contributes to the achievement of short-term goals and the advancement of our long-term strategy through long-term goals. In 2025, approximately 94% of our CEO’s annual target direct compensation was “at risk,” and approximately 86% of our other NEOs’ annual target direct compensation was “at risk.” Annual target direct compensation as shown below consists of base salary, the target annual incentive award and the grant date fair value of RSUs and stock options granted in 2025.

CEO COMPENSATION

6%
Base Salary
6%
Annual Incentive
100%
Annual incentive based on achievement of corporate performance
88%
Equity
75% Stock Options
25% RSUs
Options and RSUs vest over a four-year period
94%
At-Risk Pay

OTHER NEO COMPENSATION (AVERAGE)

14%
Base Salary
7%
Annual Incentive
100%
Annual incentive based on achievement of corporate and individual performance
79%
Equity
75% Stock Options
25% RSUs
Options and RSUs vest over a four-year period
86%
At-Risk Pay

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Pay for Performance
We reward each NEO for attaining established Company and individual goals. The attainment of these goals requires the NEO to dedicate his or her time, effort, skills and business experience to the long-term success of the Company and the maximization of shareholder value. Short-term performance of our NEOs is principally rewarded through annual cash incentives that reflect the achievement of corporate goals and, with respect to NEOs other than our CEO, individual goals. Long-term performance of our NEOs is largely rewarded through stock option and RSU awards that are eligible to vest over four years based on continued service and have a value tied to share price appreciation.
From time-to-time we may also award performance stock units ("PSUs") to align pay to the delivery of key multi-year strategic priorities that lend themselves to quantitative and measurable goals, retain critical talent and reward creation of value for our shareholders. In 2022, we awarded an incremental grant of PSUs to a select group of senior leaders, including our NEOs, to retain them through a critical period for the Company in relation to the brensocatib clinical trials. The vesting of these awards was subject to robust goals based on the achievement of key milestones within a defined window, and our total shareholder return (“TSR”) relative to the Nasdaq Biotechnology Index (the “Nasdaq Biotech Index”) constituents. These PSUs vested in February 2025 upon achievement of the applicable performance and service conditions in connection with the acceptance and priority review by the FDA of our NDA for brensocatib for patients with non-cystic fibrosis bronchiectasis. This further aligned the compensation of our executives with the performance of the Company, was successful in retaining our critical talent, and contributed to unlocking long-term value for our shareholders in a timely manner, with Company TSR ranking in the top decile of the peer group. Further details on the 2022 PSUs can be found in “2022 Performance-Based Restricted Stock Units" on page 44.
Following the success of the 2022 PSU program at driving performance and retaining our critical talent, in December 2025, we awarded an incremental grant of PSUs to align a select group of senior leaders and research personnel, including our NEOs, to incentivize the successful development of our early-stage research pipeline. Further details on the 2025 PSUs can be found in “2025 Performance-Based Restricted Stock Units." on page 45.
Pay Competitively to Attract and Retain Skilled Executive Officers
Our executive compensation program is designed to enable the Company to attract and retain individuals whose skills we believe are critical to the current and long-term success of the Company. Competition for top industry talent is intense, institutional knowledge is of material value, and loss of critical talent can be highly disruptive and can create risk for the Company. Accordingly, retention is a key objective of our executive compensation program. The program is designed to appropriately compensate our executive officers for the success of the Company from a competitive standpoint, so that they remain with the Company and continue to contribute to the Company’s long-term success. We seek to achieve this objective by setting target compensation levels appropriately relative to market and granting equity that vests based on continued service, and, in respect of the PSU awards, the additional achievement of performance milestones. Stock options further enhance retention given their alignment with long-term stock price performance, and provisions that reduce exercise periods to no longer than three months upon separation, with a one-year exercise period available upon a qualifying retirement for awards granted on or after December 4, 2025.
Corporate Governance Perspectives on our Executive Compensation Program
We believe the following aspects of our executive compensation program reflect our commitment to strong corporate governance:
•Our Compensation Committee has overall responsibility for executive compensation plans, policies, and programs, including recommendations regarding the compensation of our CEO, and our independent Board members have responsibility for approval of the compensation of our CEO;
•Performance metrics that govern incentive compensation are established by our Compensation Committee at the start of each fiscal year and performance against those metrics is reviewed by our Compensation Committee at the end of the year;
•Our executive compensation program, in the aggregate, is designed to reward performance and aims to drive the Company’s strategic objectives;
•Payouts made pursuant to individual and corporate multiplier ranges are capped at a predetermined maximum amount, irrespective of performance that exceeds objectives;
•Our Compensation Committee has the ability to exercise its discretion to reduce or eliminate incentive compensation payouts;
•A compensation recoupment policy is maintained with provisions beyond those required by Dodd-Frank and Nasdaq, providing the Compensation Committee with the ability to recoup certain payments, including time-vested equity compensation in defined circumstances;

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
•We have several other risk mitigation policies and practices in place, including an annual compensation risk review that includes sales plans below the executive level, share ownership guidelines, and an insider trading policy with anti-hedging and anti-pledging provisions;
•Our Compensation Committee regularly meets in executive sessions;
•Our independent compensation consultant reports directly to the Compensation Committee and meets regularly with the Compensation Committee;
•The employment agreements for our NEOs do not provide for tax “gross-ups” or payments on a change in control absent termination of the NEO’s employment; and
•Our executive compensation program seeks to balance short-term pay opportunities through annual cash incentives with long-term incentive opportunities through equity awards and employs both fixed compensation components (base salary) and variable compensation components (annual cash incentives and equity awards).
Risk Mitigation Policies and Practices
Insmed recognizes the importance of a robust risk management environment, and our compensation programs are an important part of this.
Annual Compensation Risk Review
Each year the Compensation Committee receives an update on the global incentive compensation programs, which are primarily field sales incentives, and executive compensation program to identify potential areas of risk and actions taken to mitigate that risk. These reviews seek to determine whether each risk is appropriate, and that sufficient controls are in place from a governance standpoint. The 2025 update did not identify any inappropriate risks and determined that appropriate risk mitigators and oversight processes were in place. The Compensation Committee does not believe that our executive compensation program is reasonably likely to have a material adverse effect on the Company based on our compensation philosophy and principles and the governance principles described above.
Stock Ownership Guidelines
Senior executives, including all of our NEOs, are subject to stock ownership guidelines that require them to maintain a minimum interest in our common stock. These guidelines, which were updated in November of 2025, further align the interests of our executives with those of our shareholders, encourage them to think like long-term owners and stewards of the company, and discourage decisions focused only on the short-term.

Minimum ownership requirement	• CEO: 600% of base salary • Other NEOs: 300% of base salary

Equity interests considered in assessing compliance	• Common stock held by the executive (directly or indirectly) • Stock options that are fully vested and in-the-money • Restricted stock units that are unvested

Time horizon for compliance	• Five years from date of appointment as an NEO

Compliance with the guidelines is assessed annually, and in the event an executive is not meeting their requirement or showing sufficient progress within the defined window, the Compensation Committee may take action. As of the Record Date, all NEOs had satisfied their respective requirements.
Compensation Recoupment Policy
The Company maintains a compensation recoupment policy that complies with Nasdaq listing exchange requirements while also providing broader powers in certain circumstances that the Committee believes are in shareholders’ interests.
The policy contains two key sections:
•The first enables the mandatory recoupment of “excess compensation” in the event of a restatement; and
•The second provides the ability to determine whether to recoup compensation in the event of fraud or intentional misconduct that contributed to a restatement.
Both sections apply to former and current executive officers, with the second section covering any equity compensation (including time-vested awards), cash incentives and severance payments. The above is a high-level overview of key terms. A full copy of the policy can be found filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025. No recoupments were pursued under the policy during 2025.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities that applies to directors, officers, and employees of the Company, as well as certain other covered persons. In addition, it is the Company’s policy not to transact in its own securities while in possession of material nonpublic information regarding the Company. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A full copy of the policy can be found filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
Our insider trading policy prohibits our employees, including officers and directors, from (i) engaging in hedging transactions (whether through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds, or otherwise) involving the Company’s securities and (ii) pledging the Company’s securities as collateral for loans of any type without the prior approval of the Chief Financial Officer and Chief Legal Officer. Executive officers seeking to pledge the Company’s securities as collateral must receive approval from the Compensation Committee. No such pledges by executive officers were approved during 2025.
Executive Compensation Determination Process
Role of the Compensation Committee and the Board in Making Compensation Decisions
Our Compensation Committee has the delegated authority to make determinations regarding all elements of compensation for our executive officers, except for Mr. Lewis, our CEO. Our Compensation Committee recommends to our independent Board members the individual elements of total compensation for Mr. Lewis, and the independent Board members consider this recommendation in determining Mr. Lewis's compensation. As discussed in further detail below, in assessing executive compensation, our Compensation Committee engages an outside independent compensation consultant to assess the competitiveness of our programs and periodically conducts a peer group review.
Role of Management
The Compensation Committee, in making executive compensation decisions, may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations from the CEO with respect to the compensation and performance of our NEOs (aside from his own compensation and performance) and Company performance. The Compensation Committee considered the CEO’s assessment along with the input of its independent compensation consultant when making 2025 compensation decisions for our NEOs (other than our CEO).
Role of the Compensation Consultant
The Compensation Committee is authorized to select and retain its own independent compensation consultant and has routinely sought the advice of an independent compensation consultant regarding our executive compensation practices. During 2025, the Compensation Committee continued to retain the services of WTW, who, in addition to attending meetings, provided support on matters including long-term incentive design, compensation policies and practices, sales incentive plan risk management, executive officer and director compensation, investor engagement, and regulatory updates. The aggregate fees paid for WTW’s services to the Compensation Committee during 2025 totaled approximately $461,000. During 2025, the Compensation Committee also approved management's retention of WTW to provide support on other executive compensation related projects, namely support on proxy advisor scenario modeling and compensation disclosure calculations. The aggregate fees paid in relation to these services totaled approximately $77,000. In addition, in 2025, the Compensation Committee approved management’s purchase of compensation surveys from WTW that were used to evaluate executive and non-executive jobs, used to provide external market data for jobs below the executive officer level, and retained WTW to provide non-executive compensation consulting services related to the development of global career framework, conducting a titling analysis, and the software and survey fees associated with those requests. The aggregate fees paid in relation to these services totaled approximately $361,500. The Compensation Committee evaluates the independence of its compensation consultant on an annual basis and concluded that WTW was independent during its tenure in 2025.
Shareholder Feedback & Say on Pay
At our 2025 Annual Meeting, we held an advisory vote on the compensation of our NEOs. Of the shares voted, approximately 97% were voted in favor of our say-on-pay proposal, which we believe indicates continued strong support for the design and operation of our executive compensation program. Additionally, as part of ongoing engagement between the Company and investors, we provide a forum for direct feedback on executive compensation matters. The Compensation Committee considers the say-on-pay outcome, proxy advisor views, and any feedback received from investors annually when reviewing our compensation program.
Taking into account the sustained high voting outcome and feedback received, the Compensation Committee believes this reaffirms the Company’s compensation philosophy, design, and operation as disclosed in this CD&A.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Compensation Evaluation Processes and Criteria
Given the high demand for the experienced and well-qualified executives we seek to employ, the Compensation Committee reviews data and information from a variety of sources such as outside surveys of compensation and benefits for executive officers in the biotechnology industry, as well as public information regarding executive compensation at peer biotechnology companies. The Compensation Committee also draws upon the personal knowledge of its members with respect to executive compensation at comparable companies.
In determining the amount and composition of compensation elements (cash and non-cash elements and short- and long-term elements) for each NEO other than the CEO, our Compensation Committee reviews the performance of each executive officer holistically. In setting compensation levels for such officers for 2025, our Compensation Committee considered many factors, including, but not limited to, the following factors:
•our achievement of certain product development, financial, strategic planning, and other goals;
•for each NEO other than the CEO, such officer’s individual performance against pre-established goals, as discussed in more detail below;
•the scope and strategic impact of each executive officer’s responsibilities;
•our past business performance;
•our long-term goals and strategies;
•the experience of each executive officer;
•past compensation levels of each executive officer and of the executives as a group;
•internal equity and the relative levels of pay among executive officers;
•the amount of each element of compensation in the context of each executive officer’s total compensation and other benefits;
•for each executive officer other than the CEO, the evaluations and recommendations of our CEO; and
•the competitiveness of our compensation relative to selected peer group companies and other survey data, which are described below.
Consideration of these factors is subjective. No relative weights or rankings are assigned to them except as otherwise discussed in this CD&A.
For the CEO’s compensation, the Compensation Committee reviews and evaluates the performance of the CEO and recommends to the independent Board members the individual elements of his total compensation. This takes into consideration, among other things, individual performance, experience, prior compensation levels, alignment of compensation outcomes and potential compensation with Company performance, retention concerns, our general performance objectives, and the compensation practices of peer companies and the markets in which we compete for executive talent. The Board then must approve the CEO’s compensation. The CEO is not present during voting or deliberations on his compensation.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Selection of Peer Companies and Benchmarking
The Compensation Committee, with the support of its independent compensation consultant, conducts an annual review of the peer group used for benchmarking compensation levels. The peer group used to inform 2025 compensation was approved by the Compensation Committee in August 2024. In assessing potential peers, consideration is given to publicly traded biopharmaceutical companies that are similar to the Company in terms of market capitalization, revenue, research and development expense, pipeline profile, and headcount. There is a focus on maintaining stability in peers over time, while also ensuring the group remains sufficiently robust and relevant.
For 2025, given Insmed’s transformation and future growth profile following the announcement of ASPEN clinical trial data, the Compensation Committee approved a new compensation peer group. While screening criteria to identify potential peers remained broadly similar to prior years, the review resulted in 15 companies being added to the peer group and only two of the prior compensation peers being retained. The table below identifies our 2025 peer group:

Alnylam Pharmaceuticals, Inc. (ALNY)	Intra-Cellular Therapies, Inc.[3]

argenx SE (ARGX)	Ionis Pharmaceuticals, Inc. (IONS)

BeOne Medicines Ltd. (ONC)	Jazz Pharmaceuticals Public Limited Company (JAZZ)

BioMarin Pharmaceutical, Inc. (BMRN)	Legend Biotech Corporation (LEGN)

BioNTech SE (BNTX)	Neurocrine Biosciences, Inc. (NBIX)

Blueprint Medicines[1,2]	Roivant Sciences Ltd. (ROIV)

Exelixis, Inc. (EXEL)	Sarepta Therapeutics, Inc. (SRPT)[2]

Genmab A/S (GMAB)	United Therapeutics Corporation (UTHR)

Incyte Corporation (INCY)

1.Acquired by Sanofi on July 18, 2025.
2.Was also included in the 2024 peer group.
3.Acquired by Johnson & Johnson on April 2, 2025.
The number of employees at the companies in our 2025 peer group ranged from 610 to 10,000, with a median of 1,448. These companies had trailing one-month market capitalizations that ranged from approximately $6.3 billion to $24.5 billion, with a median of approximately $13.4 billion. Employee numbers were as of the most recently reported fiscal year-end prior to July 2024 and market capitalizations were the trailing one-month average as of July 5, 2024. The peer group was identified assuming an estimated 1,200 Company employees and a trailing one-month market capitalization of $10.3 billion as of July 5, 2024. Insmed was positioned at the 40th percentile on trailing one-month market capitalization and the 33rd percentile on headcount. Given the timing of the analysis, the data considered by the Compensation Committee in 2024 to inform 2025 compensation decisions was largely reflective of 2023 practices as disclosed by peers during 2024.
WTW provided comparative data regarding base salaries, short-term cash incentives, and long-term equity incentives for relevant executive officer roles at companies in the 2025 peer group. Using this compensation data and relevant survey data, the Compensation Committee established benchmarks with primary reference to median peer practices for the purpose of evaluating compensation ranges for base salary, annual cash incentive targets, and long-term equity incentives for each of our NEOs.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Components of Compensation
In summary, the compensation paid to our executive officers in 2025 included the following components:

Component	Purpose of Component

Base Salary	Provide our executive officers with a level of stability and certainty each year based on role, evolving responsibilities, experience, and competitive market positioning.

Annual Cash Incentives	Motivate and reward executive officers for short-term corporate performance and, other than for our CEO, individual performance.

Long-term Equity Incentives
Motivate and reward executive officers for long-term corporate performance.
Align the interests of management and shareholders, thereby enhancing shareholder value.
Attract, motivate, and retain talented employees.

Health, Welfare, and Retirement Programs	Provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare. Provide a program to foster retirement savings.

Severance and Change in Control Benefits	Discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security.

The components of our compensation program and compensation decisions for 2025 for each NEO are described in more detail below:
Base Salary
The Compensation Committee reviews and sets base salaries for executives, other than the CEO, on an annual basis during the first quarter of each year. The independent members of our Board annually determine the base salary for our CEO, taking into consideration the recommendation of our Compensation Committee.
Our Board and Compensation Committee seek to establish and maintain base salaries for each position and level of responsibility that (i) are competitive with those of executive officers in our peer group and (ii) reflect individual performance contributions. Our Compensation Committee reviews variances between the salary levels for each of our executive officers and the executive officers of the companies included in our peer group and determines, in its discretion, individual salary adjustments after considering the factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our NEOs other than our CEO, the Compensation Committee also considers the recommendations of our CEO.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Our NEOs received merit- and market-based increases to their base salaries in January 2025, as shown in the table below. In particular, the 10% salary adjustments for Ms. Bonstein and Dr. Flammer considered their strong performance in role and sought to ensure we maintain a market competitive pay positioning.

	Base Salaries

Name	Annual Rate Approved for 2024 ($)	Annual Rate Approved for 2025 ($)	% Increase (%)

William H. Lewis	810,000	854,550	5.50

Sara Bonstein	530,170	583,190	10.00

Roger Adsett	598,640	622,590	4.00

Martina Flammer, M.D.	576,530	634,190	10.00

Michael A. Smith[1]	—	595,270	—

1.Mr. Smith was not an NEO for 2024.
Annual Cash Incentives
We maintain an annual cash incentive program for all of our employees to motivate and reward the attainment of annual corporate goals and individual goals. In establishing targets for the cash incentive awards for our executive officers, the Compensation Committee (and the Board, in the case of our CEO) considers target annual cash incentive opportunities extended to executive officers in similar positions at companies included in our peer group.
The target cash incentive award percentages were updated in 2025 to ensure that target pay opportunities were market competitive with reference to median practices among compensation peers and to ensure an appropriate proportion of the target pay mix was tied to annual corporate performance in light of our growth and profile.

	Target Cash Incentive Award Opportunity as a percentage of Base Salary (%)

Name	2024	2025

William H. Lewis	75	100

Sara Bonstein	45	50

Roger Adsett	50	50

Martina Flammer, M.D.	45	50

Michael A. Smith[1]	—	50

1.Mr. Smith was not an NEO for 2024.
The cash incentive award for each of our NEOs other than Mr. Lewis is determined by reference to both corporate and individual goals, with 75% tied to corporate goals and 25% tied to individual goals. The Compensation Committee believes that including a component linked to individual goals is important to appropriately reflect their achievements in areas of focused accountability relative to goals established in the first quarter of the year. Given Mr. Lewis’s substantial influence on and accountability for the overall performance of the Company, the Compensation Committee and the Board believe it is appropriate and in the best interests of our shareholders to have Mr. Lewis’s cash incentive award based solely upon the achievement of corporate objectives.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Payouts for corporate goals were based upon the product of each NEO’s respective target award and an overall corporate multiplier (ranging between 0% and 200%), which was determined based on Company performance during 2025. For each NEO other than the CEO, payouts for individual objectives were based on the product of each NEO’s respective target award times an individual multiplier (ranging between 0% and 200%, but only to exceed 150% when the corporate multiplier exceeds 150%), which was determined based on achievement of individual goals for 2025.
Corporate Goals
At the beginning of each year, management recommends annual corporate objectives to the Compensation Committee for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year.
The Board approved the following corporate objectives and weightings for 2025. While each area had specific goals, the goals themselves are not disclosed below due to commercial sensitivity.

Corporate Objectives	Weighting (% of Corporate Objectives)

Respiratory Franchise Performance	65

Lifecycle & Development Execution	15

Research	10

Enhancement of Corporate Operations	10

Total	100

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
The following achievements were factors taken into consideration when assessing Company performance relative to the pre-set performance goals for 2025:

Corporate Objectives	Key Achievements

Respiratory Franchise Performance	•Achieved 19% revenue growth globally for ARIKAYCE in 2025 compared with 2024 •Successfully launched BRINSUPRI in the U.S., including exceeding anticipated new patient starts by year end

Lifecycle & Development Execution
•Received approval for BRINSUPRI in the EU, with regulatory submissions accepted in the U.K. and Japan
•Continued publication of data from the ASPEN study through delivery of congress presentations and submission of manuscripts
•Progressed preparation for sNDA filing for ARIKAYCE in all MAC lung patients in advance of anticipated ENCORE data readout
•Achieved clinical enrollment milestones ahead of anticipated schedule and reported topline results for Phase 2 BiRCh study by year end
•Completed enrollment in Phase 2 CEDAR study by year end
•Reported positive results from Phase 2b study of TPIP in patients with PAH
•Initiated Phase 3 study of TPIP in PH-ILD
•Initiated Phase 1 study of INS1201 in DMD and dosed first patients in 2025

Research	•Submitted and received FDA clearance for an IND for ALS •Progressed multiple programs in pre-clinical stage

Enhancement of Corporate Operations
•Maintained continuous supply of products and product candidates
•Exceeded goal for number of AI-related projects implemented
•Supported talent acquisition, development, and retention by continuing to represent and enhance our people-focused culture:
◦Increased focus on employee development plans and implemented new mentorship program
◦Finalized Insmed's Guiding Principles and introduced our To Be list, bringing our values and who we are as an organization to life
•Implemented more than five new business process improvements across our Enabling Functions through cross-functional collaboration

The following table provides a breakdown of how the Board, with respect to our CEO, and the Compensation Committee, with respect to our remaining NEOs, determined that we performed against each of these corporate objectives during 2025:

Corporate Objectives	Weighting (% of Corporate Objectives)	Actual Performance (%)	Actual % of Corporate Objectives Earned

Respiratory Franchise Performance	65	190	124

Lifecycle & Development Execution	15	165	25

Research	10	100	10

Enhancement of Corporate Operations	10	160	16

Total Corporate Performance	100		175

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Individual Goals
In consultation with our NEOs, Mr. Lewis established individual goals for each of our other NEOs at the beginning of 2025 that (i) were specific to each NEO’s area of responsibility and (ii) were intended to support our corporate objectives for 2025. These individual goals were then recommended to and approved by our Compensation Committee. At the time these goals were established, the Compensation Committee believed they were challenging but attainable, and attainment was uncertain.

Named Executive Officer	Individual Goals

Sara Bonstein
•Assess financing options and facilitate access to the capital markets to support the Company's balance sheet
•Continue to develop the Company's strategic plan for the next five years
•Leverage the Company’s investor relations capabilities to educate stakeholders about BRINSUPRI launch expectations
•Support the Company's efforts to update organizational design, including implementing corresponding changes in the finance department

Roger Adsett
•Enhance the Company's portfolio strategy to increase team effectiveness
•Continue to identify attractive business development opportunities
•Strengthen the Company's supply chains for commercial and clinical trials
•Continue to drive progress across pre-clinical programs with a focus on advancing toward IND submissions

Martina Flammer, M.D.
•Deliver successful results in clinical trials in brensocatib, TPIP and ARIKAYCE and related regulatory submissions
•Support cross-functional launch preparations for BRINSUPRI and appropriately engage with external stakeholders
•Work with pre-clinical programs to dose initial patients in DMD study and provide guidance for regulatory and clinical strategies
•Provide robust leadership across CMO function and continue to cultivate internal talent

Michael A. Smith
•Work cross-functionally to address and implement solutions to government-affairs needs
•Advise on legal and quality assurance aspects of BRINSUPRI launch
•Support the Board in the exercise of its fiduciary duties
•Stay abreast of legal developments affecting the Company

42	2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
With input from Mr. Lewis, the Compensation Committee made a qualitative determination following the end of the year as to the level of achievement by each of these NEOs with regard to his or her respective individual performance objectives.
The Compensation Committee and CEO reviewed individual performance during the year for the non-CEO NEOs and determined that achievements versus objectives were above target for all NEOs. The Committee approved payout factors of 175% of target for Mr. Adsett, Mr. Smith, Ms. Bonstein, and Dr. Flammer, aligned with the corporate payout factor. In the aggregate, this resulted in our NEOs earning the following cash incentive awards for 2025 performance:

			Allocation of Bonus		Actual Bonus Achievement

Name	Base Salary ($)	Target Bonus (%)	Corporate Goals (%)	Individual Goals (%)	Corporate Goals (%)	Individual Goals (%)	2025 Cash Bonus ($)

William H. Lewis	854,550	100	100	—	175	—	1,495,463

Sara Bonstein	583,190	50	75	25	175	175	510,292

Roger Adsett	622,590	50	75	25	175	175	544,767

Martina Flammer, M.D.	634,190	50	75	25	175	175	554,915

Michael A. Smith	595,270	50	75	25	175	175	520,862

Long-term Equity Incentives
One of the guiding principles of our executive compensation program is pay for performance, and we believe that a significant portion of our executives’ compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. In addition, the Compensation Committee believes and considers the following in approving equity plan design and award values:
•Equity-based compensation creates an ownership culture that rewards our executives for maximizing shareholder value sustainably over time, and, in combination with stock ownership, aligns our executives’ interests with those of our long-term shareholders.
•Equity incentives reward our executives for their contributions to the long-term success of the Company.
•The combination of stock options and RSUs with four-year vesting periods drives performance and a long-term mindset while encouraging retention.
•We believe stock options are a form of performance-based incentive compensation because they require stock price appreciation to deliver value to the holder, thereby aligning compensation earned with value shareholders receive over the same period of time; this relationship is evidenced in the pay versus performance section of this Proxy Statement.
In determining the equity compensation awards to grant to our NEOs in 2025, the Board, with respect to our CEO, and the Compensation Committee, with respect to our remaining NEOs, considered each NEO’s role, the advice of our independent compensation consultant, and information regarding comparative equity compensation awards received by the executives in our peer group in the context of total compensation. Individual performance prior to the grant date was also considered. Generally, 75% of the award value is made in the form of stock options and 25% of the award value is made in the form of RSUs.
We do not have any program, plan, or obligation that requires us to grant equity awards on specified dates, although the Company's longstanding practice has been to make annual equity grants in January and May of each year at the regularly scheduled meetings of the Compensation Committee and the Board. We believe this allows management, the Compensation Committee and the Board to conduct a fulsome review of all elements of compensation at the same point in the year. The Board, with respect to our CEO, and the Compensation Committee, with respect to our remaining NEOs, may also grant equity awards from time to time to incentivize retention or in recognition of a NEO’s expanded duties and responsibilities or continuing contributions to the Company’s performance.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Based on these considerations, our NEOs received the following annual equity incentive awards in 2025:

Name	Date of Grant	Options Granted[1,2]	RSUs Granted[3]

William H. Lewis	1/8/2025	109,490	22,824
	5/15/2025	108,380	22,314

Sara Bonstein	1/8/2025	31,930	6,657
	5/15/2025	31,610	6,508

Roger Adsett	1/8/2025	31,930	6,657
	5/15/2025	31,610	6,508

Martina Flammer, M.D.	1/8/2025	31,930	6,657
	5/15/2025	31,610	6,508

Michael A. Smith	1/8/2025	27,370	5,706
	5/15/2025	27,100	5,578

1.Options granted on January 8, 2025 and May 15, 2025 have an exercise price of $65.72 and $67.22, respectively, the closing price of our Common Stock on the applicable grant date.
2.Shares of our Common Stock underlying these options vest over a four-year period, with 25% of the shares vesting on the first anniversary of the first day of the month immediately following the date of grant and 12.5% of the shares vesting every six months thereafter until fully vested.
3.RSUs vest 25% on each anniversary of the first day of the month immediately following the date of grant until fully vested.
2022 Performance-Based Restricted Stock Units
In January 2022, select senior leaders, including our NEOs, received an award of PSUs. These awards reflected a combination of objectives to complement the existing annual awards of stock options and RSUs, which included retaining senior leaders through a critical period related to brensocatib and aligning senior leaders with unlocking value for our shareholders on an appropriately aggressive timeline.
The PSUs vested in February 2025 upon the achievement of performance conditions based on brensocatib milestones, our TSR relative to the Nasdaq Biotech Index constituents, and service, as summarized below. At the time of grant, the Compensation Committee and the Board believed these goals to be appropriately challenging with strong alignment to shareholder interests as it related to the time horizon for achievement, the TSR modifier relative to peers, and final vesting being tied to the FDA accepting an NDA from Insmed for brensocatib. If the milestone conditions had not been achieved, if Insmed’s TSR was negative or below the 25th percentile relative to the Nasdaq Biotech Index constituents, if an executive did not remain in continuous employment as explained below, or if the FDA did not accept the NDA, no PSUs would have vested. In August 2024, the Compensation Committee assessed the relative TSR modifier and determined that Insmed's TSR was above the 90th percentile and therefore the 2.5x modifier applied, subject to achievement of the final milestone of the FDA accepting an NDA.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION

Milestone Conditions
The issuance of a press release announcing certain top-line results from the ASPEN trial by the latter part of the second quarter of 2024 and the acceptance of an NDA by the FDA for brensocatib. If Insmed had not filed an NDA due to the clinical trial results, or the FDA did not accept an NDA, for brensocatib, PSUs would not have vested.
When milestone conditions were achieved, the PSUs vested subject to the two further requirements summarized below.

Relative TSR Modifier
To ensure any results related to brensocatib aligned with the creation of value for our long-term shareholders, a relative TSR modifier was applied to any PSUs that vested as a result of achieving the milestone conditions. TSR was assessed through the 30-days following the press release filing, with comparisons made to the Nasdaq Biotech Index constituents as follows:
•If Insmed’s TSR was negative, or if Insmed’s TSR ranked below the 25th percentile, no PSUs would have vested regardless of milestone and service achievements
•If Insmed’s TSR was at or above the 25th percentile and less than the 50th percentile, a 0.5x modifier would have applied, reducing the number of PSUs that vested by 50%
•If Insmed’s TSR was at or above the 50th percentile and less than the 75th percentile, a 1.0x modifier would have applied
•If Insmed’s TSR was at or above the 75th percentile, and less than the 90th percentile, a 2.0x modifier would have applied
•If Insmed’s TSR was at or above the 90th percentile, indicating significant value had been created for our shareholders relative to peers, a 2.5x modifier would have applied

Service Conditions
To ensure PSUs meet the objective of retaining senior leaders during the applicable period, a recipient must have remained in continuous employment with the Company through the later of the third anniversary of the grant date and the date the NDA for brensocatib was accepted by the FDA.

2025 Performance-Based Restricted Stock Units
Following the success of the 2022 PSUs at driving performance and retaining our critical talent, in December 2025 we awarded an incremental grant of PSUs to a select group of senior leaders and research personnel, including our NEOs, to incentivize the successful development of our early-stage research pipeline. Similar to the 2022 awards, these are intended to complement our annual grants of stock options and RSUs and the alignment created through the corporate objectives in our annual incentive plan. These PSUs strengthen the connection between pay and our multi‑year research and development progress while supporting retention of the highly sought‑after talent essential to our long‑term success.
These PSUs may vest based on the number of investigational new drug ("IND") application acceptances achieved by December 31, 2028, along with continuous employment through February 1, 2029. The Compensation Committee and the Board believe these goals to be appropriately challenging and strongly aligned with long‑term shareholder interests, as they encourage sustained focus on the key drivers of future value under stable and proven leadership.

Performance Condition	The payout will be based on the number of IND applications accepted over a three-year period ending December 31, 2028:

	Accepted IND applications:	3 or fewer	4	5	6	7 or more
	Payout (% of target PSUs):	—%	50%	100%	150%	200%

If there are fewer than four IND applications accepted by the FDA, none of the PSUs will vest. Definition of successful IND application acceptance requires Insmed to conduct the studies that generated the product-related data included in the IND application (i.e., acquisition related filings where Insmed did not conduct the studies generating product-related data will be excluded from consideration).

Service Condition	To ensure PSUs meet the objective of retaining senior leaders during this period, a recipient must remain in continuous employment with the Company through the vesting date of February 1, 2029.

2026 Proxy Statement	45

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
In determining award values, the Compensation Committee considered the objectives of the PSUs and approved the following:

Name	Target Number of PSUs Granted	Notional Target Value on the Date of Grant ($)[1]

William H. Lewis	22,851	4,499,819

Sara Bonstein	6,474	1,274,860

Roger Adsett	6,474	1,274,860

Martina Flammer, M.D.	6,474	1,274,860

Michael A. Smith	5,712	1,124,807

1.Reflects the target number of PSUs granted, multiplied by the closing stock price on December 15, 2025, the date of grant. On the date the 2025 PSUs were granted, the performance conditions necessary for vesting were not deemed probable given the nature of the goals. Accordingly, no value is attributed to the 2025 PSUs in the Summary Compensation Table at this time, in accordance with ASC 718.
Other Benefits
We maintain several other benefit programs that are offered to all employees, including executives, on an equivalent basis, which include coverage for health insurance, dental insurance, life and disability insurance, and a 401(k) plan. With respect to our 401(k) plan, in 2025, the Company deposited a matching contribution of 100% of deferrals up to 5% of an employee’s eligible compensation (subject to any maximum applicable limits under the Internal Revenue Service regulations). We also maintain an Employee Stock Purchase Plan whereby eligible employees, including executives, are given the opportunity to purchase Common Stock at a discounted price through payroll deductions, and we contribute to the health savings accounts ("HSAs") of our employees who participate in that program. We do not have any defined benefit plans or non-qualified deferred compensation plans. In 2025, we offered to pay for our executive officers to receive physical examinations, which provide a benefit to both the Company and the executive at a relatively small cost to the Company.
Additionally, to achieve increased efficiencies and a more secure traveling environment, the Company provides air transportation for Mr. Lewis in accordance with guidelines approved by our Board. Insmed covers the cost of any personal air travel of up to $200,000 in incremental cost annually for Mr. Lewis (as well as his permitted guests), which includes the incremental cost, if any, of any family members or other guests who accompany Mr. Lewis during Company-provided air travel. From time to time, we may also provide employees with certain other limited perquisites.
Severance and Change in Control Benefits
As discussed in further detail in “Potential Payments Upon Termination,” we have entered into employment agreements with each of our NEOs that, in addition to other items, provide for certain severance and change in control payments. We believe that the existence of these potential benefits will discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security. The employment agreements with our NEOs do not provide for single-trigger vesting on a change in control or tax gross-up payments. See “Potential Payments Upon Termination” for additional information.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on the review and discussions with management of the CD&A, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report.
The Compensation Committee
•David R. Brennan, Chair
•Leo Lee

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned by the NEOs in 2025, 2024, and 2023.
To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Change in Pension Value” and “Nonqualified Deferred Compensation Earnings.”

Name And Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)

William H. Lewis CEO	2025	854,550	—		2,999,940	9,000,033	1,495,463	117,407	14,467,393
	2024	810,000	—		2,206,246	6,618,734	1,215,000	93,591	10,943,571
	2023	780,000	—		2,206,232	6,616,654	702,000	106,374	10,411,260

Sara Bonstein Chief Financial Officer	2025	583,190	—		874,966	2,624,787	510,292	24,194	4,617,429
	2024	530,170	—		749,990	2,250,057	462,250	19,538	4,012,005
	2023	511,010	—		1,312,464	2,436,713	276,000	23,395	4,559,582

Roger Adsett Chief Operating Officer	2025	622,590	—		874,966	2,624,787	544,767	24,295	4,691,405
	2024	598,640	—		749,990	2,250,057	561,230	96,483	4,256,400
	2023	577,000	—		749,979	2,249,276	346,200	85,320	4,007,775

Martina Flammer, M.D. Chief Medical Officer	2025	634,190	—		874,966	2,624,787	554,915	27,655	4,716,513
	2024	576,530	16,210	[5]	749,990	2,250,057	502,670	19,399	4,114,856
	2023	555,690	—		1,099,964	2,249,276	300,100	16,500	4,221,530

Michael A. Smith Chief Legal Officer[6]	2025	595,270	—		749,951	2,250,113	520,862	21,964	4,138,160
	2024	—	—		—	—	—	—	—
	2023	—	—		—	—	—	—	—

1.Amounts in this column reflect grant date fair values of RSUs granted each year, calculated in accordance with FASB ASC Topic 718. In 2023, Ms. Bonstein and Dr. Flammer received additional grants of RSUs to provide a retention incentive going into 2024 and the anticipated ASPEN data release. Amounts are based on the closing price of our Common Stock on the Nasdaq Global Select Market on the date of grant. On December 15, 2025, PSUs were granted to each of our NEOs, the vesting of which are subject to performance and service conditions. On the grant date, the performance condition was deemed not probable and, therefore, no value is included in the Stock Awards or Total columns for the PSUs. Assuming the highest level of performance conditions will be achieved, the grant date fair values of the PSUs granted on December 15, 2025, calculated in accordance with FASB ASC Topic 718, were as follows: Mr. Lewis, $8,999,638; Ms. Bonstein, $2,549,720; Mr. Adsett, $2,549,720; Dr. Flammer, $2,549,720; and Mr. Smith, $2,249,614.
2.Amounts in this column reflect grant date fair values of stock option awards granted each year, calculated in accordance with FASB ASC Topic 718. The stock options expire 10 years from the date of grant, and the exercise price equals the closing price of our Common Stock on the date of grant. See Note 13, “Stock-Based Compensation” of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, regarding assumptions underlying valuation of all equity awards.
3.Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see “Components of Compensation—Annual Cash Incentives.”

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
4.The amounts in the “All Other Compensation” column consist of the following amounts:
•In 2023, 2024, and 2025, Mr. Lewis received $13,200, $13,800, and $17,500, respectively, pursuant to our 401(k) plan. In 2024 and 2025, the Company paid long-term disability insurance premiums of $1,076 and $855, respectively, on Mr. Lewis's behalf. In 2024 and 2025, Mr. Lewis received $1,751 and $2,014, respectively, for certain incidentals. In 2023, 2024, and 2025, the Company also paid $93,174, $76,964, and $97,038, respectively, in travel expenses on Mr. Lewis’s behalf. The value of Mr. Lewis's personal use of Company-provided aircraft is based on the aggregate incremental per-hour cost to the Company based on the flight time flown from origination to destination. For trips that involve mixed non-business and business usage, we include the incremental cost of any non-business usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the non-business usage).
•In 2023, 2024, and 2025, Ms. Bonstein received $13,200, $13,800, and $17,500, respectively, pursuant to our 401(k) plan. In 2024 and 2025, the Company paid long-term disability insurance premiums of $877 and $855, respectively, on Ms. Bonstein's behalf. In 2023, 2024 and 2025, Ms. Bonstein also received an additional $3,300 per year in HSA contributions pursuant to her participation in a tax qualified HSA and, in 2023, 2024, and 2025, received $268, $1,562, and $2,539, respectively, for certain incidentals.
•In 2023, 2024, and 2025, Mr. Adsett received $13,200, $13,800, and $17,500, respectively, pursuant to our 401(k) plan. In 2024 and 2025, the Company paid long-term disability insurance premiums of $925 and $855, respectively, on Mr. Adsett's behalf. In 2023, 2024 and 2025, Mr. Adsett also received an additional $3,300 per year in HSA contributions pursuant to his participation in a tax qualified HSA, in 2023, received $250 in fitness reimbursements, and, in 2023, 2024, and 2025, received $301, $1,494, and $409, for certain incidentals, respectively. In 2023, 2024 and 2025, the Company also paid $68,270, $76,964, and $2,231, respectively, in travel expenses on Mr. Adsett’s behalf.
•In 2023, 2024, and 2025, Dr. Flammer received $13,200, $13,800, and $17,500, respectively, pursuant to our 401(k) plan. In 2024 and 2025, the Company paid long-term disability insurance premiums of $910 and $855, respectively, on Ms. Flammer's behalf. In 2023, 2024, and 2025, Dr. Flammer also received an additional $3,300 in HSA contributions pursuant to her participation in a tax qualified HSA and, in 2024 and 2025, received $1,390 and $6,000, respectively, for certain incidentals.
•In 2025, Mr. Smith received $17,500 pursuant to our 401(k) plan. In 2025, the Company paid long-term disability insurance premiums of $855 on Mr. Smith's behalf. In 2025, Mr. Smith also received an additional $3,300 in HSA contributions pursuant to his participation in a tax qualified HSA and, in 2025, received $309 for certain incidentals.
5.Represents the portion of Dr. Flammer's annual cash incentive award that was received as a result of the Compensation Committee’s exercise of discretion to approve a payout factor of 200%, rather than 175%, for Dr. Flammer’s individual performance objectives.
6.Mr. Smith was not an NEO for 2023 or 2024.
2025 Grants of Plan-Based Awards
The following table sets forth certain information regarding the annual cash incentive awards and equity grants made to our NEOs during the year ended December 31, 2025. No other plan-based awards were granted to any of our NEOs during 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number Of Shares Of Restricted Stock Units (RSUs)[3] (#)	All Other Option Awards: Number Of Securities Underlying Options[4] (#)	Exercise Or Base Price Of Option Awards ($/SH)	Grant Date Fair Value Of Stock And Option Awards[5] ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

William H. Lewis	—	—	854,550	1,709,100	—	—	—	—	—	—	—
	1/8/2025 (options)	—	—	—	—	—	—	—	109,490	65.72	4,500,280
	1/8/2025 (RSUs)	—	—	—	—	—	—	22,824	—	—	1,499,993
	5/15/2025 (options)	—	—	—	—	—	—	—	108,380	67.22	4,499,753
	5/15/2025 (RSUs)	—	—	—	—	—	—	22,314	—	—	1,499,947
	12/15/2025 (PSUs)	—	—	—	11,426	22,851	45,702	—	—	—	—

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		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number Of Shares Of Restricted Stock Units (RSUs)[3] (#)	All Other Option Awards: Number Of Securities Underlying Options[4] (#)	Exercise Or Base Price Of Option Awards ($/SH)	Grant Date Fair Value Of Stock And Option Awards[5] ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Sara Bonstein	—	—	291,595	583,190	—	—	—	—	—	—	—
	1/8/2025 (options)	—	—	—	—	—	—	—	31,930	65.72	1,312,393
	1/8/2025 (RSUs)	—	—	—	—	—	—	6,657	—	—	437,498
	5/15/2025 (options)	—	—	—	—	—	—	—	31,610	67.22	1,312,393
	5/15/2025 (RSUs)	—	—	—	—	—	—	6,508	—	—	437,468
	12/15/2025 (PSUs)	—	—	—	3,237	6,474	12,948	—	—	—	—

Roger Adsett	—	—	311,295	622,590	—	—	—	—	—	—	—
	1/8/2025 (options)	—	—	—	—	—	—	—	31,930	65.72	1,312,393
	1/8/2025 (RSUs)	—	—	—	—	—	—	6,657	—	—	437,498
	5/15/2025 (options)	—	—	—	—	—	—	—	31,610	67.22	1,312,393
	5/15/2025 (RSUs)	—	—	—	—	—	—	6,508	—	—	437,468
	12/15/2025 (PSUs)	—	—	—	3,237	6,474	12,948	—	—	—	—

Martina Flammer, M.D.	—	—	317,095	634,190	—	—	—	—	—	—	—
	1/8/2025 (options)	—	—	—	—	—	—	—	31,930	65.72	1,312,393
	1/8/2025 (RSUs)	—	—	—	—	—	—	6,657	—	—	437,498
	5/15/2025 (options)	—	—	—	—	—	—	—	31,610	67.22	1,312,393
	5/15/2025 (RSUs)	—	—	—	—	—	—	6,508	—	—	437,468
	12/15/2025 (PSUs)	—	—	—	3,237	6,474	12,948	—	—	—	—

Michael A. Smith	—	—	297,635	595,270	—	—	—	—	—	—	—
	1/8/2025 (options)	—	—	—	—	—	—	—	27,370	65.72	1,124,967
	1/8/2025 (RSUs)	—	—	—	—	—	—	5,706	—	—	374,998
	5/15/2025 (options)	—	—	—	—	—	—	—	27,100	67.22	1,125,146
	5/15/2025 (RSUs)	—	—	—	—	—	—	5,578	—	—	374,953
	12/15/2025 (PSUs)	—	—	—	2,856	5,712	11,424	—	—	—	—

1.Constitutes threshold, target, and maximum award opportunities for our NEOs under our annual cash incentive program. See “Components of Compensation—Annual Cash Incentives” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

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2.Reflects the 2025 PSUs, which were granted to our NEOs pursuant to the Insmed Incorporated Amended and Restated 2019 Incentive Plan, as amended. For discussion of the vesting conditions of the 2025 PSUs, see "Compensation Discussion & Analysis — 2025 Performance-Based Restricted Stock Units.”
3.Reflects RSUs granted to our NEOs pursuant to our equity incentive plans. RSUs vest 25% on each anniversary of the first day of the month immediately following the date of grant until fully vested.
4.The amounts shown in this column reflect stock options granted to our NEOs pursuant to our equity incentive plans. 25% of the shares subject to each option vest on the first anniversary of the first day of the month immediately following the date of grant and 12.5% of the shares vest every six months thereafter until fully vested.
5.Reflects grant date fair values of RSU and option awards granted during the year, calculated in accordance with FASB ASC Topic 718. See Note 13, “Stock-Based Compensation” of the consolidated financial statements in the Company’s Annual Report on Form 10-K for year ended December 31, 2025, regarding assumptions underlying valuation of all equity awards.
Narrative Disclosure to Summary Compensation Table and 2025 Grants of Plan-Based Awards Table
The employment agreements for our NEOs generally provide for no fixed termination or other expiration dates. See “Potential Payments Upon Termination” for information regarding the terms of these agreements that would be relevant in the event of the executive’s termination or upon a change in control.
Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets forth certain information regarding the equity awards held by each of our NEOs as of December 31, 2025.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date[1]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)

William H. Lewis	62,160		—	—	17.16	5/17/2027	—		—	—		—
	87,627		—	—	30.46	1/4/2028	—		—	—		—
	277,570		—	—	13.91	1/3/2029	—		—	—		—
	141,295		—	—	23.75	1/3/2030	—		—	—		—
	58,824		—	—	34.03	1/7/2031	—		—	—		—
	78,936		—	—	26.46	5/12/2031	—		—	—		—
	76,126		14,854	—	26.43	1/6/2032	—		—	—		—
	123,447		22,445	—	17.07	5/11/2032	—		—	—		—
	39,734		30,762	—	19.74	1/5/2033	—		—	—		—
	182,809		129,042	—	18.95	5/11/2033	—		—	—		—
	56,091		93,487	—	29.13	1/4/2034	—		—	—		—
	62,796		104,660	—	25.83	5/13/2034	—		—	—		—
	—		109,490	—	65.72	1/8/2035	—		—	—		—
	—		108,380	—	67.22	5/15/2035	—		—	—		—
	—		—	—	—	—	155,351	[3]	27,037,288	—		—
	—		—	—	—	—	—		—	11,426	[4]	1,988,494
	175,530	[5]	—	—	13.67	1/5/2027	—		—	—		—

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	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date[1]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)

Sara Bonstein	8,580	—	—	26.46	5/12/2031	—		—	—		—
	7,855	7,855	—	26.43	1/6/2032	—		—	—		—
	23,740	11,870	—	17.07	5/11/2032	—		—	—		—
	4,720	14,160	—	19.74	1/5/2033	—		—	—		—
	39,603	59,404	—	18.95	5/11/2033	—		—	—		—
	7,945	39,725	—	29.13	1/4/2034	—		—	—		—
	26,685	44,475	—	25.83	5/13/2034	—		—	—		—
	—	31,930	—	65.72	1/8/2035	—		—	—		—
	—	31,610	—	67.22	5/15/2035	—		—	—		—
	—	—	—	—	—	71,989	[3]	12,528,966	—		—
	—	—	—	—	—	—		—	3,237	[4]	563,367

Roger Adsett	88,060	—	—	14.56	10/3/2026	—		—	—		—
	82,280	—	—	13.67	1/5/2027	—		—	—		—
	76,600	—	—	17.16	5/17/2027	—		—	—		—
	80,970	—	—	30.46	1/4/2028	—		—	—		—
	231,310	—	—	13.91	1/3/2029	—		—	—		—
	141,300	—	—	23.75	1/3/2030	—		—	—		—
	54,720	—	—	34.03	1/7/2031	—		—	—		—
	68,640	—	—	26.46	5/12/2031	—		—	—		—
	74,978	10,712	—	26.43	1/6/2032	—		—	—		—
	113,303	16,187	—	17.07	5/11/2032	—		—	—		—
	21,787	13,073	—	19.74	1/5/2033	—		—	—		—
	91,387	54,833	—	18.95	5/11/2033	—		—	—		—
	23,835	39,725	—	29.13	1/4/2034	—		—	—		—
	26,685	44,475	—	25.83	5/13/2034	—		—	—		—
	—	31,930	—	65.72	1/8/2035	—		—	—		—
	—	31,610	—	67.22	5/15/2035	—		—	—		—
	—	—	—	—	—	64,638	[3]	11,249,598	—		—
	—	—	—	—	—	—		—	3,237	[4]	563,367

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	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date[1]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)

Martina Flammer, M.D.	—	8,570	—	26.43	1/6/2032	—		—	—		—
	—	12,949	—	17.07	5/11/2032	—		—	—		—
	—	13,073	—	19.74	1/5/2033	—		—	—		—
	—	54,833	—	18.95	5/11/2033	—		—	—		—
	—	39,725	—	29.13	1/4/2034	—		—	—		—
	—	44,475	—	25.83	5/13/2034	—		—	—		—
	—	31,930	—	65.72	1/8/2035	—		—	—		—
	—	31,610	—	67.22	5/15/2035	—		—	—		—
	—	—	—	—	—	68,487	[3]	11,919,477	—		—
	—	—	—	—	—	—		—	3,237	[4]	563,367

Michael A. Smith	13,680	—	—	34.03	1/7/2031	—		—	—		—
	17,160	—	—	26.46	5/12/2031	—		—	—		—
	32,550	—	—	27.89	7/8/2031
	39,987	5,713	—	26.43	1/6/2032	—		—	—		—
	25,897	8,633	—	17.07	5/11/2032	—		—	—		—
	18,156	10,894	—	19.74	1/5/2033	—		—	—		—
	76,156	45,694	—	18.95	5/11/2033	—		—	—		—
	21,847	36,413	—	29.13	1/4/2034	—		—	—		—
	24,461	40,769	—	25.83	5/13/2034	—		—	—		—
	—	27,370	—	65.72	1/8/2035	—		—	—		—
	—	27,100	—	67.22	5/15/2035	—		—	—		—
	—	—	—	—	—	52,501		9,137,274	—		—
	—	—	—	—	—	—		—	2,856	[4]	497,058

1.Stock options granted prior to May 2024 have a vesting schedule of 25% on the first anniversary of the date of grant and 12.5% every six months thereafter until the fourth anniversary of the date of grant. Stock options granted in May 2024 and thereafter have a vesting schedule of 25% on the first anniversary of the first day of the month immediately following the date of grant and 12.5% every six months thereafter until fully vested.
2.Reflects the closing price of $174.04 per share of the Company’s Common Stock on the Nasdaq Global Select Market on December 31, 2025.
3.RSUs granted prior to May 2024 have a vesting schedule of 25% on each anniversary of the date of grant through the fourth anniversary of the date of grant. RSUs granted in May 2024 and thereafter vest 25% on each anniversary of the first day of the month immediately following the date of grant until fully vested.
4.Represents the number of 2025 PSUs that would vest based on achieving threshold performance goals. For discussion of the vesting conditions of the 2025 PSUs, see "Compensation Discussion & Analysis — 2025 Performance-Based Restricted Stock Units.”
5.Awards are held indirectly by William H. Lewis through Article 4 Trust under William Lewis Family Legacy Trust U/A 11/2/2020.

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Option Exercises and Stock Vested During 2025
The following table sets forth information with respect to stock options exercised and stock vested during the year ended December 31, 2025.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

William H. Lewis	366,188	28,441,257	234,906	17,960,414

Sara Bonstein	191,555	14,188,419	105,360	7,987,763

Roger Adsett	—	—	122,940	9,512,205

Martina Flammer, M.D.	280,647	33,427,729	109,050	8,322,350

Michael A. Smith	39,910	5,790,929	71,032	5,492,575

Potential Payments Upon Termination
Our NEOs are entitled to payments and other benefits under their employment agreements in connection with their termination under certain circumstances. We believe that the existence of these potential benefits will discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security.
If Mr. Lewis’s employment is terminated by us without cause or by Mr. Lewis for good reason within two years after a change in control of the Company, Mr. Lewis will receive payment of accrued obligations (including any unpaid bonus for any completed fiscal year ending on or prior to his termination date and any accrued but unused vacation pay), a lump sum severance payment equal to two times the sum of his then applicable annual base salary plus two times his annual target bonus plus a pro-rata portion of his annual target bonus (calculated as the target bonus for the year of termination multiplied by the following fraction: (i) the number of days that Mr. Lewis was employed by the Company during that fiscal year, divided by (ii) 365), full vesting of all equity awards (other than any PSUs, which will vest in accordance with the applicable award agreement), and continuation for up to 18 months of health benefits provided he elects continued coverage under COBRA. Should Mr. Lewis’s employment be terminated by us without cause or by Mr. Lewis for good reason prior to the date of a change in control or more than two years after a change in control, he would be entitled to receive all of the foregoing benefits provided that his severance payment would instead be limited to one and one-half times his then applicable annual base salary and one times his target bonus for the year of termination (payable over an 18-month period), his pro-rata bonus would be based on actual performance for the year of termination, and his accelerated vesting would be limited to full vesting of all time-based equity awards granted at least one year prior to his termination date. Should Mr. Lewis’s employment be terminated due to his death or disability, Mr. Lewis or his estate would receive payment of accrued obligations, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, full vesting of all equity awards (other than any PSUs, which will vest in accordance with the applicable award agreement), and any insurance benefits to which he and his beneficiaries were entitled as a result of his death or disability.
If Ms. Bonstein’s, Mr. Adsett’s, Dr. Flammer’s, or Mr. Smith's employment is terminated by us without cause or by the departing executive for good reason within two years after a change in control of the Company, the departing executive will receive payment of accrued obligations, any earned but unpaid bonus for any completed fiscal year ending on or prior to his or her termination date, a lump sum severance payment equal to one and one-half times his or her then applicable annual base salary plus one and one-half times his or her annual target bonus plus a pro-rata portion of his or her annual target bonus (calculated as the target bonus for the year of termination multiplied by the following fraction: (i) the number of days that the Executive was employed by the Company during that fiscal year, divided by (ii) 365), full vesting of all equity awards (other than any PSUs, which will vest in accordance with the applicable award agreement), and a continuation of up to 18 months of health benefits provided he or she elects continued coverage under COBRA. Should Ms. Bonstein’s, Mr. Adsett’s, Dr. Flammer’s, or Mr. Smith's employment be terminated by us without cause or by the departing executive for good reason prior to the date of a change in control or more than two years after a change in control, the departing executive would be entitled to receive all of the foregoing benefits provided that his or her severance payment would be limited to his or her then applicable annual base salary and instead be payable over a 12-month period, his or

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her pro-rata bonus would be based on actual performance for the year of termination, his or her equity award vesting would be limited to accelerated vesting of all time-based equity awards that would otherwise have vested within 12 months following his or her termination date, and his or her continuation of health benefits under COBRA would be limited to up to 12 months. Should the departing executive’s employment be terminated due to his or her death or disability, the executive or his or her estate would receive payment of accrued obligations, a pro-rata portion of his or her annual target bonus based on actual performance for the year of termination, any earned but unpaid bonus for any completed fiscal year ending on or prior to his or her termination date, full vesting of all equity awards (other than any PSUs, which will vest in accordance with the applicable award agreement), and any insurance benefits to which he or she and his or her beneficiaries were entitled as a result of his or her death or disability.
For purposes of the employment agreements, the term “cause” generally includes:
a.a conviction of the executive, or a plea of nolo contendere, to a felony involving moral turpitude;
b.willful misconduct or gross negligence by the executive resulting, in either case, in material economic harm to the Company or any related entities;
c.a willful failure by the executive to carry out the reasonable and lawful directions of the Board and failure by the executive to remedy such willful failure within 30 days after receipt of written notice from the Board;
d.fraud, embezzlement, theft or dishonesty of a material nature by the executive against the Company or any related entity, or a willful material violation by the executive of a policy or procedure of the Company or any related entity, resulting, in any case, in material economic harm to the Company or any related entity; or
e.a willful material breach by the executive of his or her employment agreement and failure by the executive to remedy the material breach within 30 days after receipt of written notice from the Board.
For purposes of the employment agreements, the term “good reason” generally includes:
a.a material diminution in the executive’s base compensation;
b.a material diminution in the executive’s authority, duties, or responsibilities;
c.a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report (including, for Mr. Lewis, a requirement that Mr. Lewis report to a corporate officer or executive instead of reporting directly to the Board);
d.the Company’s or related entity’s requiring the executive to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of his or her employment agreement, except for travel reasonably required in the performance of the executive’s responsibilities; or
e.any other action or inaction that constitutes a material breach by the Company of the executive’s employment agreement.
For purposes of the employment agreements, the term “change in control” generally includes:
a.the acquisition by another person of beneficial ownership of 40% or more of our Common Stock;
b.a proxy contest that results in the replacement of a majority of the members of our Board;
c.a reorganization, merger, statutory share exchange, or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, after which our shareholders change in proportion by more than 40%, or after which half or more of our Board has changed; or
d.approval by our shareholders of a complete liquidation or dissolution of our Company.
To protect our business and goodwill, during the employment term and for a period of 12 months after the termination of an executive’s employment with us, each executive has agreed that he or she will not:
1.engage in any activity in material competition with the business in which we engaged while the executive was employed by us;
2.directly or indirectly recruit or solicit any person who is then our employee or was our employee at any time within six months prior to such solicitation; or
3.solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of our clients or customers, or prospective clients or customers.

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The severance benefits that executives may be entitled to receive under these agreements and other benefits that the executives are entitled to receive under other plans may constitute parachute payments that are subject to the “golden parachute” rules of Section 280G of the Code and the excise tax of Section 4999 of the Code. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced to the extent necessary to avoid any payments becoming nondeductible under Section 280G of the Code or subject to the excise tax under Section 4999 of the Code. All severance benefits (other than accrued obligations and certain insurance benefits to which the executive may be entitled upon death or disability) are also subject to the execution and non-revocation of a general release of claims against the Company.
The table below summarizes the hypothetical payments that could have been made by us with respect to each of the NEOs below, assuming that a qualified termination under the applicable agreement had occurred on December 31, 2025 as a result of termination without cause or for good reason during the two-year period immediately following a change in control.

	Cash Severance[1] ($)	Pro-Rata Bonus[2] ($)	Benefits[3] ($)	Value of Accelerated Equity[4] ($)	Total ($)

William H. Lewis	3,418,200	854,550	150	113,985,735	118,258,635

Sara Bonstein	1,312,178	291,595	150	47,259,693	48,863,616

Roger Adsett	1,400,828	311,295	150	46,203,045	47,915,318

Martina Flammer, M.D.	1,426,928	317,095	150	46,048,476	47,792,649

Michael A. Smith	1,339,358	297,635	150	38,275,957	39,913,100

1.These payments would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes two times his base salary plus two times the target bonus. The cash severance figures for Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Smith include one and one-half times their salary and one and one-half times their target bonus.
2.The value used in the table assumes the full target bonus for the year.
3.Reflects the cost to the Company of certain continued health benefits.
4.The value represents the acceleration of all applicable equity awards outstanding as of December 31, 2025. The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of stock options subject to accelerated vesting by the difference between $174.04, the closing price of our Common Stock on December 31, 2025, and the exercise price of the options, (ii) RSUs is calculated by multiplying the number of RSUs subject to accelerated vesting by $174.04, the closing price of our Common Stock on December 31, 2025, and (iii) PSUs is calculated by multiplying the number of PSUs subject to accelerated vesting by $174.04, the closing price of our Common Stock on December 31, 2025.

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The following table summarizes the hypothetical payments that could have been made by us with respect to each of the NEOs below, assuming that a qualified termination under the applicable agreement had occurred on December 31, 2025 as a result of termination without cause or for good reason prior to the date of a change in control or following the two-year period after a change in control.

	Cash Severance[1] ($)	Pro-Rata Bonus[2] ($)	Benefits[3] ($)	Value of Accelerated Equity[4] ($)	Total ($)

William H. Lewis	2,136,375	854,550	150	78,715,821	81,706,896

Sara Bonstein	583,190	291,595	100	24,699,781	25,574,666

Roger Adsett	622,590	311,295	100	24,077,538	25,011,523

Martina Flammer, M.D.	634,190	317,095	100	23,922,968	24,874,353

Michael A. Smith	595,270	297,635	100	18,823,618	19,716,623

1.These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis consists of one and one-half times his base salary plus target bonus for one year, while the figures for Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Smith consist of one times their respective base salaries.
2.The value used in the table assumes the full target bonus for the year.
3.Reflects the cost to the Company of certain continued health benefits.
4.For Mr. Lewis, the value represents the acceleration of all time-based vesting equity outstanding as of December 31, 2025 granted at least one year prior to the termination date. For Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Smith, the value represents accelerated vesting of all time-based equity that would have otherwise vested within 12 months following the termination date. The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of stock options subject to accelerated vesting by the difference between $174.04, the closing price of our Common Stock on December 31, 2025, and the exercise price of the options, and (ii) RSUs is calculated by multiplying the number of RSUs subject to accelerated vesting by $174.04, the closing price of our Common Stock on December 31, 2025.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is comprised entirely of independent directors, and none of our executive officers served on the Compensation Committee or on the board of any company that employed any member of our Compensation Committee or our Board during the year ended December 31, 2025.

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DODD-FRANK MANDATED PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Lewis, our CEO. Registrants may identify the median employee once every three years unless there has been a change in their employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in pay ratio disclosure. The pay ratio included in this section is calculated in a manner consistent with Item 402(u) of Regulation S-K.
•In 2025, we determined the median of the annual total compensation of all employees of our company (other than Mr. Lewis) for 2025 was $284,512.
•For 2025, the annual total compensation of Mr. Lewis, as reported in the Summary Compensation Table, was $14,467,393.
Based on this information, the ratio of the median of the annual total compensation of all employees (other than Mr. Lewis) to the annual total compensation of Mr. Lewis was 1 to 50.85.
To identify the median of the annual total compensation of all of our employees (other than Mr. Lewis), as well as to determine the annual total compensation of our median employee, we took the following steps:
1.We determined that, as of December 31, 2025, our employee population, excluding Mr. Lewis, consisted of approximately 1,663 individuals working either at Insmed Incorporated or one of our consolidated subsidiaries. This population consisted of our full-time, part-time, and temporary employees and, as permitted by SEC rules, excluded independent contractors or similar non-employee workers during 2025. We did not exclude any non-US employees from these calculations.
2.To identify the “median employee” from our employee population, we compared the sum of each employee’s wages, aggregate fair value of equity awards, and target cash bonus for 2025. In doing so, we annualized the salary of all permanent employees who were hired in 2025 but did not work for us the entire fiscal year. The fair value of option awards granted during 2025 was calculated using the Black-Scholes valuation model pursuant to the assumptions described in Note 13, “Stock-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We did not make any cost-of-living adjustments in identifying the median employee.
3.After identifying the median employee, we calculated annual total compensation for the employee using the same methodology we use for our NEOs, as set forth in the Summary Compensation Table. This process resulted in a median employee with annual total compensation of $284,512 for 2025.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratios reported by other companies may not be comparable to our pay ratio, reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2026 Proxy Statement	57

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
OPTION GRANT PRACTICES DISCLOSURE
We do not have any program, plan, or obligation that requires us to grant equity awards on specified dates, although the Company’s longstanding practice has been to make annual equity grants in January and May of each year at the regularly scheduled meetings of our Compensation Committee and Board. We believe this allows management, the Compensation Committee and the Board to conduct a fulsome review of all elements of compensation on a consistent basis each year. The Board, with respect to our CEO, and the Compensation Committee, with respect to our remaining NEOs, may also grant equity awards from time to time in recognition of a NEO’s expanded duties and responsibilities or continuing contributions to the Company’s performance.
Neither the Compensation Committee nor the Board takes material nonpublic information into account when determining the timing and terms of grants of equity compensation. Further, we do not have any program, plan or practice to time grant dates of equity compensation awards in coordination with the release of material nonpublic information and have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Pursuant to Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information regarding awards granted to named executive officers of the Company on:
•January 8, 2025, which was two business days before the filing of a Current Report on Form 8-K with which the Company furnished a slide presentation to be used by management at the 43nd Annual J.P. Morgan Healthcare Conference; and
•May 15, 2025, which was one business day before the filing of a Current Report on Form 8-K in which the Company reported the results of the 2025 Annual Meeting.

Grant date	Number of securities underlying the award	Per share exercise price of the award ($)	Grant date fair value of the award ($)	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
					(%)

William H. Lewis	1/8/2025	109,490	65.72	4,500,280	4.88
	5/15/2025	108,380	67.22	4,499,753	0.98

Sara Bonstein	1/8/2025	31,930	65.72	1,312,393	4.88
	5/15/2025	31,610	67.22	1,312,393	0.98

Roger Adsett	1/8/2025	31,930	65.72	1,312,393	4.88
	5/15/2025	31,610	67.22	1,312,393	0.98

Martina Flammer, M.D.	1/8/2025	31,930	65.72	1,312,393	4.88
	5/15/2025	31,610	67.22	1,312,393	0.98

Michael A. Smith	1/8/2025	27,370	65.72	1,124,967	4.88
	5/15/2025	27,100	67.22	1,125,146	0.98

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
DODD-FRANK MANDATED PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company must annually disclose in its proxy statement the relationship between Company performance and the “compensation actually paid” (“CAP”) to the Principal Executive Officer (“PEO”) and other NEOs.
The following tables and related disclosures contain information regarding PEO CAP and the average CAP to our NEOs for each of the last five years. They also provide information regarding company performance over the same periods and the relationship of CAP to company performance. For information about how the Compensation Committee seeks to align pay with performance when making compensation decisions, see “Compensation Discussion and Analysis.”
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[2] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[3] ($)	Average Compensation Actually Paid to Non-PEO NEOs[4] ($)	Total Shareholder Return[5] ($)	Peer Group Total Shareholder Return[6] ($)	GAAP Net Income (Loss) ($ in thousands)

2025	14,467,393	127,861,600	4,540,877	44,102,871	523	120	(1,276,775)

2024	10,943,571	51,862,690	4,123,249	19,665,192	207	91	(913,772)

2023	10,411,260	17,719,035	4,169,997	7,124,646	93	92	(749,567)

2022	7,789,898	4,334,915	3,964,362	2,740,466	60	89	(481,534)

2021	7,322,642	2,807,467	3,323,439	1,870,969	82	99	(434,654)

1.Reflects compensation (as reported in the Summary Compensation Table (“SCT”)) for our Chair and CEO, Mr. Lewis, who served as our PEO in all five years.
2.Calculated in accordance with Item 402(v)(2) of Regulation S-K. The following adjustments were made to Mr. Lewis’s SCT total compensation as reported in the SCT for 2025 to determine CAP.

Year	Summary Compensation Table Total ($)	Deductions for Reported Grant Date Fair Value of Stock AwardsA ($)	Deductions for Reported Grant Date Fair Value of Option AwardsA ($)	Additions for Pay Versus Performance Equity AdjustmentsB ($)	Compensation Actually Paid ($)

2025	14,467,393	(2,999,940)	(9,000,033)	125,394,180	127,861,600

A.Reflects the amounts reported in the Stock Awards and Option Awards columns of the SCT.

2026 Proxy Statement	59

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
B.The pay versus performance equity adjustments reflect the aggregated sum of the following values.

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year ($)	Total Pay Versus Performance Equity AdjustmentsC ($)

2025	33,719,805	65,026,329	26,648,045	125,394,180

C.Amounts may not sum due to rounding of underlying elements for reporting purposes.
1.Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. RSUs are valued based on the closing stock price on the relevant measurement date. Prior to vesting, PSUs were valued with an assumed payout factor of 0%, consistent with the assumption for ASC 718 purposes. For 2025, the value of PSUs reflects the number of PSUs that vested multiplied by the closing stock price on the date of vesting. Stock options are valued using a Black-Scholes model as at the relevant measurement dates.
3.Reflects compensation for the following non-PEO NEOs:
2025: Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Smith
2022, 2023 and 2024: Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Wise
2021: Ms. Bonstein, Mr. Adsett, Dr. Flammer, Ms. Schaeffer, and Ms. Pellizzari
4.Average CAP for the non-PEO NEOs has been calculated in accordance with Item 402(v)(2) of Regulation S-K. The following adjustments were made to average 2025 SCT total compensation to determine average CAP.

Year	Average Summary Compensation Table Total ($)	Deductions for Average Reported Grant Date Fair Value of Stock AwardsA ($)	Deductions for Average Reported Grant Date Fair Value of Option AwardsA ($)	Additions for Average Pay Versus Performance Equity AdjustmentsB ($)	Average Compensation Actually PaidC ($)

2025	4,540,877	(843,712)	(2,531,119)	42,936,825	44,102,871

A.Reflects the average amounts reported in the Stock Awards and Option Awards columns of the SCT.
B.The pay versus performance equity adjustments reflect the aggregated sum of the following values.

Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year ($)	Average Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Average Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year ($)	Total Pay Versus Performance Equity AdjustmentsC ($)

2025	9,483,235	22,789,226	10,664,365	42,936,825

C.Amounts may not sum due to rounding of underlying elements for reporting purposes.
5.Total shareholder return is the only financial performance measure that is currently, and was through the years presented in the table, used in incentive plans to link CAP to Company performance.
6.The Nasdaq Biotech Index is the selected Peer Group for TSR comparisons as included on the total return chart included on our Annual Report on Form 10-K for each reported year.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Compensation Actually Paid versus Company Performance
The following graph visually describes the relationship between CAP to our PEO and the average CAP to our non-PEO NEOs, to the cumulative TSR of Insmed. In addition, the graph compares the cumulative TSR of Insmed to our selected peer group, the Nasdaq Biotech Index.
The following graph visually describes the relationship between CAP to our PEO and the average CAP to our non-PEO NEOs, to GAAP net income (loss). Insmed does not consider GAAP net income (loss) as a relevant measure for determining our executive compensation given the lifecycle stage of our company. The movement in CAP across the five-year time horizon does not move meaningfully or deliberately in relation to the reported GAAP net income (loss).

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Tabular List of Company Performance Measures
As further described in our CD&A, we believe that the compensation opportunities for our NEOs should be predominantly variable with a significant portion in the form of short-term and long-term incentives. Given the current life-cycle stage of Insmed, financial measures do not feature meaningfully in our incentive plan design, which instead focuses on pipeline progress across our three therapeutic areas and stock price performance. For the fiscal year ending December 31, 2025, the only financial performance measure used to link CAP to our NEOs to company performance was total shareholder return. Total shareholder return was used on a relative basis to assess performance in respect of the 2022 PSUs, which vested during 2025. As a result of total shareholder return already being included in the pay versus performance table, no company-selected measure is reported.

TABULAR LIST OF MOST IMPORTANT MEASURES

(1)	Total Shareholder Return
DIRECTOR COMPENSATION
Our Board determines the compensation of our non-employee directors based in part on recommendations made by the Compensation Committee. Based on data and advice provided by their independent consultant WTW, the Compensation Committee evaluates the form and amount of compensation for non-employee directors annually and recommends changes to our Board when appropriate. Our Board is currently compensated through a combination of cash retainers and equity awards in the form of RSUs. Our approach to Board compensation is intended to align our non-employee director compensation practices with the interests of our shareholders. This is achieved through setting compensation levels and practices informed by market median practices, using the same compensation peer group that is considered for our NEOs. In addition, we have share ownership guidelines in place for our non-employee directors, with a target share ownership of three-times the amount of each director’s annual retainer that should be achieved within five years after the adoption of the guidelines or first appointment to the Board, whichever is later. As of the Record Date, all of our non-employee directors exceeded the share ownership guidelines. While Mr. Lewis is a director, because he serves as an executive officer of the Company, he receives no additional compensation for serving on the Board. Our share ownership guidelines for Mr. Lewis are described under “Compensation Discussion and Analysis—Corporate Governance Perspectives on our Executive Compensation Program” above. No other director is an employee of the Company.
Fees Earned or Paid in Cash
Our non-employee directors are paid quarterly retainer fees for their service on the Board. Our non-employee directors are not compensated for attending individual meetings of the Board on a per-meeting basis. During 2025, each non-employee director was paid an annual board retainer totaling $65,000. To reflect the expanded roles, accountabilities and time commitments not contemplated in the annual board retainer, the Lead Independent Director was paid an additional cash retainer of $40,000; the Chair of the Audit Committee was paid an additional annual fee of $25,000; and the Chairs of the Compensation, Nominations and Governance, and Science and Technology Committees were each paid an additional annual fee of $20,000. Annual retainer fees for non-chair committee members were paid as follows: members of the Audit Committee, $12,500; and members of the Compensation, Nominations and Governance, and Science and Technology Committees, $10,000.
Grant of Restricted Stock Units
On May 15, 2025, each non-employee director received an annual equity-based grant with a grant date fair value of approximately $340,000 in the form of RSUs. The RSUs vest on the first anniversary of the date of the award, provided that the director attends at least 75% of the meetings of the Board during the year in which the award is made.
Other
We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings. We also provide director and officer insurance for all directors.
The following table sets forth a summary of the compensation we paid to our non-employee directors for their services as a director in 2025.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
To improve readability, only the columns “Fees Earned or Paid in Cash,” “Stock Awards,” and “Total” have been included in the table. All other columns have been removed as there is no reportable information with respect to those compensation items.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1,2,3] ($)	Total ($)

Alfred F. Altomari[4]	32,693	—	32,693

Elizabeth McKee Anderson	92,864	340,000	432,864

David R. Brennan	125,000	340,000	465,000

Clarissa Desjardins, Ph.D.	85,000	340,000	425,000

Leo Lee	85,000	340,000	425,000

David W.J. McGirr	90,000	340,000	430,000

Carol A. Schafer	87,500	340,000	427,500

Melvin Sharoky, M.D.	85,000	340,000	425,000

1.Amounts in this column reflect grant date fair values of stock awards granted during 2025, calculated in accordance with FASB ASC Topic 718.
2.Each of our non-employee directors received a grant of 5,058 RSUs in May 2025, other than Mr. Altomari, who did not stand for re-election. As of December 31, 2025, each of our non-employee directors held 5,058 RSUs.
3.No option awards were granted to our directors in 2025. None of our non-employee directors held options as of December 31, 2025.
4.Mr. Altomari did not stand for re-election at the prior annual meeting; amount reflects fees earned for Mr. Altomari's partial-year service in 2025.

2026 Proxy Statement	63

PROPOSAL NO. 3
Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2026. Shareholder ratification of the appointment of our independent registered public accounting firm is not required under Virginia law, our Articles of Incorporation or our Bylaws. However, the Board is submitting the appointment of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. A representative of Ernst & Young is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
The principal function of Ernst & Young is to audit our consolidated financial statements and attest on the effectiveness of our internal control over financial reporting and, in connection with these audits, to review certain related filings submitted to the SEC and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two years for professional services rendered by Ernst & Young, as well as information relating to the Audit Committee’s pre-approval policies and procedures, are detailed under “Audit Committee Report and Independent Auditor Fees.”
VOTE REQUIRED FOR APPROVAL OF THIS PROPOSAL
Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome. If your shares are held in street name, your broker or agent has discretionary authority to vote shares held through it in the absence of your instruction regarding how your shares should be voted.
In the event that this proposal is not approved, the Audit Committee plans to consider the vote and the reasons therefore in future decisions on the selection of our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

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Proposals for the 2027 Annual Meeting
Shareholder proposals intended for inclusion in our proxy statement for the 2027 Annual Meeting of Shareholders must be received at our offices no later than the close of business on December 2, 2026. All such proposals must comply with Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey 08807.
Under our Bylaws, any shareholder (as defined in our Bylaws) who wishes to present other business or nominate a director candidate at the 2027 Annual Meeting of Shareholders must give timely written notice of any such business or nomination to our Corporate Secretary in advance of the meeting. Such written notice must comply with the requirements in our Bylaws and must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary at the address given above no later than 120 days nor more than 150 days before the anniversary of the immediately preceding year’s annual meeting. Accordingly, for the 2027 Annual Meeting of Shareholders, our Corporate Secretary must receive such written notice no earlier than December 15, 2026, and no later than January 14, 2027. If the date of the 2027 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 14, 2027 (the anniversary of this year’s Annual Meeting), then the written notice must be received no later than the 120th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the named proxies may exercise discretionary voting authority under proxies that we solicit to vote on any such business or nomination in accordance with their best judgment. In addition to satisfying all of the requirements under our Bylaws, any shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting of Shareholders must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws. Our Bylaws are available on our website at www.insmed.com under the heading “Investors—Corporate Governance” or by submitting a written request to the Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey 08807.

2026 Proxy Statement	65

Annual Report on Form 10-K
We will provide without charge to each person to whom this Proxy Statement has been made available on the written request of such person, a printed copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements and financial statement schedules. Requests should be directed to Mr. Michael A. Smith, Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey, 08807, (908) 977-9900. In connection with any such request, we will provide a list of exhibits to the Annual Report on Form 10-K for the year ended December 31, 2025, and will provide copies of any such exhibit upon the payment of a reasonable fee.

66	2026 Proxy Statement

Separate Copies for Beneficial Holders
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single set of proxy materials to that address. Only one set of proxy materials will be delivered to such address unless they receive contrary directions from one or more of such beneficial owners. Any such beneficial owner can request a separate copy of these proxy materials by contacting our Corporate Secretary as described above, and we will promptly provide a separate copy. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of our proxy materials in the future, you will need to contact your broker, bank, or other agent to request at only a single copy of each document be mailed to all shareholders at the shared address in the future.

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General Information about the Annual Meeting and Voting
The Board of Directors (the “Board”) of Insmed Incorporated is soliciting your proxy for the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on May 13, 2026, at 9:00 a.m. Eastern Time, and any adjournment or postponement thereof. The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/INSM2026. We intend to make the Proxy Statement and related proxy materials available to our shareholders on or about April 1, 2026.
Information about the Annual Meeting and Voting at or Prior to the Annual Meeting
Why Did I Receive a One-page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
Pursuant to rules adopted by the SEC, we have elected to mail to many of our shareholders a Notice of Internet Availability of the Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.
Who May Vote Shares in Connection with the Annual Meeting?
Shareholders of record at the close of business on March 6, 2026, the Record Date, will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, we had 215,852,149 outstanding shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the Annual Meeting. Beneficial owners of shares of our Common Stock may direct the record holder of the shares on how to vote the shares held on their behalf.
Who May Participate in the Annual Meeting?
This year’s Annual Meeting will take place virtually through the Internet. We have designed the format of this year’s Annual Meeting to ensure that our shareholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the close of business on the Record Date, or if you hold a valid proxy for the meeting, as described below. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/INSM2026, you must enter the 16-digit control number found on your Notice, proxy card, or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number.
What is a Shareholder of Record and How Can I Vote if I am a Shareholder of Record?
If, as of the close of business on the Record Date, shares of our Common Stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote by proxy in advance or at the Annual Meeting.
If you are a shareholder of record, you may vote or submit a proxy as follows:
1.By Internet
a.Before the Annual Meeting—You may authorize the voting of your shares by following the “Vote by Internet” instructions set forth on the Notice or proxy card through 11:59 p.m. Eastern Time on Tuesday, May 12, 2026. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message.
b.During the Annual Meeting—You may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number found on your Notice or proxy card or other proxy materials and following the instructions at www.virtualshareholdermeeting.com/INSM2026.

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TABLE OF CONTENTS	GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
2.By Telephone
a.Dial 1-800-690-6903 using any touch-tone phone to transmit your voting instructions through 11:59 p.m. Eastern Time on Tuesday, May 12, 2026. Have your Notice, proxy card, or other proxy materials in hand when you call and follow the voting instructions given to you over the phone.
3.By Mail
a.Complete and sign the proxy card and mail it in accordance with the instructions on the proxy card. Completed proxy cards must be received by 11:59 p.m. Eastern Time on Tuesday, May 12, 2026.
In all cases, your shares will be voted according to your instructions.
What is a Beneficial Owner of Shares and How Can I Vote if I am a Beneficial Owner?
If, on the Record Date, your shares of our Common Stock were not held in your name with our transfer agent, but instead were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record of shares of our Common Stock for purposes of voting at the Annual Meeting and is required to vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your account, then the organization will have discretion to vote the shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. See “What Matters at the Annual Meeting are ‘Routine’ and ‘Non-Routine’?” below. As a beneficial owner, you are invited to attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/INSM2026. You may not vote your shares at the Annual Meeting unless you enter the 16-digit control number found on your Notice, proxy card, or other proxy materials.
What if I Need Technical Assistance During the Annual Meeting?
We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 13, 2026. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
What is the Quorum Requirement?
A quorum of shareholders is necessary to hold the Annual Meeting. Shares of our Common Stock representing a majority of the votes entitled to be cast on a matter at the Annual Meeting (or 107,926,075 shares as of the Record Date) will constitute a quorum for the transaction of business with respect to such matter, unless otherwise provided by law or in our Articles of Incorporation, as amended (the “Articles of Incorporation”). Votes withheld, abstentions, and broker non-votes count as present for establishing a quorum.
What Matters at the Annual Meeting are “Routine” and “Non-Routine”?
Proposal 1, the election of Class II directors, and Proposal 2, the advisory vote on the 2025 compensation of our named executive officers, are non-routine matters. Proposal 3, the ratification of the appointment of our independent registered public accounting firm, is a routine matter. If you are a beneficial owner of shares of our Common Stock and do not instruct your broker or other agent how to vote, your shares will not be voted on “non-routine” matters and your shares will be “broker non-votes” with respect to those proposals.
What are the Voting Requirements to Approve Each Proposal to be Submitted to Shareholders?
The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:
•Proposal 1, the election of Class II directors, requires a plurality of the votes cast. This means that the two nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board, however, has adopted a director resignation policy, under which a director nominee in an uncontested election must submit his or her resignation for consideration by our Nominations and Governance Committee and our Board if the number of votes withheld with respect to such director’s election exceeds the number of votes “for” such director’s election. See “Corporate Governance—Corporate Governance Matters—Director Resignation Policy” for additional information.
•Proposal 2, the advisory vote on the 2025 compensation of our named executive officers, is not binding on, nor does it overrule, any decisions of the Company, the Board or the Compensation Committee. We value the input of our shareholders, and in the event that Proposal 2 is not approved by a majority of votes cast, the Board and the Compensation Committee will consider the vote in future decisions on the compensation of our named executive officers.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	TABLE OF CONTENTS
•Proposal 3, the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2026, does not require shareholder ratification under Virginia law, our Articles of Incorporation, or our Amended and Restated Bylaws (the “Bylaws”). However, the Board is submitting the appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate governance. In the event that Proposal 3 is not approved by a majority of votes cast, the Audit Committee will consider the vote in future independent auditor selection decisions.
What Is the Effect of Votes Withheld, Abstentions, and Broker Non-Votes on Each of the Proposals?
Votes that are withheld or any abstentions from voting will not be counted in determining the number of votes cast with respect to any of the proposals. As explained above, because Proposals 1 and 2 are considered “non-routine,” if a beneficial owner does not instruct its broker or other agent how to vote such beneficial owner’s shares, broker non-votes will result. Broker non-votes will not be counted in determining the number of votes cast with respect to these proposals. Because Proposal 3 is considered “routine,” a beneficial owner’s broker or other agent will have discretion to vote any shares with respect to which such beneficial owner does not provide instructions, and no broker non-votes will occur with respect to this proposal.
What if I Submit a Proxy But Do Not Specify How I Would Like to Vote?
If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted as follows:
•FOR the election of each of the two Class II nominees for director;
•FOR the approval of the 2025 compensation of our named executive officers; and
•FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2026.
Unsigned proxy cards will not be voted.
What If Other Matters Not Described Herein Are Brought Before the Annual Meeting for Action by the Shareholders?
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.
How Can I Revoke a Proxy Once I Have Voted?
Anyone giving a proxy may revoke it at any time before it is exercised by voting at the Annual Meeting or by delivering, including by phone or Internet, a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Annual Meeting will not itself revoke a proxy. A proxy, if executed, properly delivered and not revoked, will be voted at the Annual Meeting.
What is the Expected Cost of Soliciting Proxies and Who Will Pay for this Cost?
We will pay the cost of soliciting proxies. In addition to the use of mail and e-mail, proxies may be solicited in person or by telephone by our employees, with no additional remuneration. We have engaged Sodali & Co to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $10,000 in total.
Principal Executive Offices of Insmed
The address of our principal executive offices is 700 US Highway 202/206, Bridgewater, New Jersey 08807.

70	2026 Proxy Statement

insmed

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Go online to transmit your voting instructions and for electronic delivery of information through 11:59 P.M. Eastern Time on Tuesday, May 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - **www.virtualshareholdermeeting.com/INSM2026**

You may attend the meeting online and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions through 11:59 P.M. Eastern Time on Tuesday, May 12, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 11:59 P.M. Eastern Time on Tuesday, May 12, 2026.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86621-P44517 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSMED INCORPORATED

The Board of Directors recommends you vote FOR ALL on Item 1:

	For All	Withhold All	For All Except
1. Election of two Class II directors, Elizabeth McKee Anderson and Clarissa Desjardins, Ph.D. to serve until the 2029 Annual Meeting of Shareholders	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Elizabeth McKee Anderson
02) Clarissa Desjardins, Ph.D.

The Board of Directors recommends you vote FOR Items 2 and 3.

	For	Against	Abstain
2. An advisory vote on the 2025 compensation of our named executive officers.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

Other business may be considered as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

V86622-P44517

INSMED INCORPORATED
Annual Meeting of Shareholders
May 13, 2026 at 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David R. Brennan, William H. Lewis and Michael A. Smith, or any of them, with full power of substitution in each, as proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of Common Stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 13, 2026 at 9:00 A.M. Eastern Time. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations or, in the absence of such recommendations, in the judgment of the proxy holders.

Continued and to be signed on reverse side